                                                                    EXHIBIT 4.45


________________________________________________________________________________


                            PARTICIPATION AGREEMENT


                           dated as of August 1, 1995

                                     among

                            SOUTHWEST AIRLINES CO.,
                                    Lessee,

                    BOT FINANCIAL & LEASING CORPORATION B-4,
                               Owner Participant,

                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                           Original Loan Participant

                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
                        in its individual capacity only
                        as expressly provided herein and
                       otherwise solely as Owner Trustee,

                                      and

                           WILMINGTON TRUST COMPANY,
              in its individual capacity and as Indenture Trustee

                           __________________________


                       One Boeing Model 737-3H4 Aircraft


                      SOUTHWEST AIRLINES 1995 TRUST N605SW

________________________________________________________________________________

                                                    TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----

SECTION 1.              Certain Definitions; Participations in Lessor's Cost of the Aircraft  . . . . . . . . . . . .   2

SECTION 2.              Lessee's Notice of Delivery Date; Closing Procedures  . . . . . . . . . . . . . . . . . . . .   3

SECTION 3.              Instructions to the Owner Trustee and Indenture Trustee . . . . . . . . . . . . . . . . . . .   5

SECTION 4.              Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                        (a) Conditions Precedent to the Participations in the Aircraft  . . . . . . . . . . . . . . .   6
                               (i)      Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                               (ii)     No Change in Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                               (iii)    Original Loan Participant's Commitment  . . . . . . . . . . . . . . . . . . .   6
                               (iv)     Owner Participant's Commitment  . . . . . . . . . . . . . . . . . . . . . . .   7
                               (v)      Authorization, Execution and Delivery of Documents  . . . . . . . . . . . . .   7
                               (vi)     UCC-1's . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                               (vii)    Proof of Corporate Action, Etc  . . . . . . . . . . . . . . . . . . . . . . .   8
                               (viii)   Governmental Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                               (ix)     Title, Registration, Airworthiness, Etc.  . . . . . . . . . . . . . . . . . .   9
                               (x)      Representations and Warranties Accurate; No Event of
                                        Default; No Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . .  10
                               (xi)     Opinions of Lessee's Counsel  . . . . . . . . . . . . . . . . . . . . . . . .  10
                               (xii)    [Intentionally omitted.]  . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                               (xiii)   Opinion of Owner Trustee's Counsel  . . . . . . . . . . . . . . . . . . . . .  10
                               (xiv)    Opinions of Owner Participant's Counsel . . . . . . . . . . . . . . . . . . .  10
                               (xv)     Opinion of Oklahoma City Counsel  . . . . . . . . . . . . . . . . . . . . . .  10
                               (xvi)    Opinion of Indenture Trustee's Counsel  . . . . . . . . . . . . . . . . . . .  10
                               (xvii)   Opinion of Original Loan Participant's Counsel  . . . . . . . . . . . . . . .  11
                               (xviii)  Lessee's Bringdown Certificate  . . . . . . . . . . . . . . . . . . . . . . .  11
                               (xix)    Guarantor's Financial Statements  . . . . . . . . . . . . . . . . . . . . . .  11
                               (xx)     Appraisal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                               (xxi)    Insurance Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                               (xxii)   No Event of Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                               (xxiii)  No Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                               (xxiv)   Bringdown of Other Parties' Representations and
                                        Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                               (xxv)    Opinion of Owner Participant's Tax Counsel  . . . . . . . . . . . . . . . . .  12
                               (xxvi)   No Tax Law Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                               (xxvii)  Lender Appraisal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12





                        PARTICIPATION AGREEMENT [N605SW]

                               (xxviii) Withholding Tax Forms . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                        (b)    Conditions Precedent to the Obligations of Lessee  . . . . . . . . . . . . . . . . . .  13

SECTION 5.              Confidentiality of Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

SECTION 6.              Extent of Interest of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

SECTION 7.              Lessee's Representations and Warranties; Indemnities  . . . . . . . . . . . . . . . . . . . .  15
                        (a) In General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                               (i)      Organization, Citizenship, Etc. . . . . . . . . . . . . . . . . . . . . . . .  15
                               (ii)     Corporate Authorization, Etc. . . . . . . . . . . . . . . . . . . . . . . . .  15
                               (iii)    Governmental Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                               (iv)     Valid Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                               (v)      No Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                               (vi)     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                               (vii)    Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                               (viii)   Registration and Recordation  . . . . . . . . . . . . . . . . . . . . . . . .  16
                               (ix)     Chief Executive Office  . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                               (x)      Securities Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                               (xi)     No Misstatement or Omission . . . . . . . . . . . . . . . . . . . . . . . . .  17
                               (xii)    Investment Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                               (xiii)   No Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                               (xiv)    Effective Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                               (xv)     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                               (xvi)    Title to Aircraft, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                               (xvii)   Condition of Aircraft . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                               (xviii)  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                               (xix)    No Federal Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                               (xx)     Section 1110  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                        (b)    General Tax Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                               (i)      Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                               (ii)     Exceptions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                               (iii)    Calculation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                               (iv)     Notice and Contest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                               (v)      Withholdings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                        (c)    General Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                               (i)      Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                               (ii)     Exceptions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                               (iii)    Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                               (iv)     Right to Defend; Subrogation; Fees and Expenses of
                                        Trustees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                        (d)    Owner Participant's Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                        (e)    Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                        (f)    Interest on Overdue Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                        (g)    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28





                        PARTICIPATION AGREEMENT [N605SW]

SECTION 8.              Other Representations, Warranties, Covenants and Indemnities  . . . . . . . . . . . . . . . .  28
                        (a)    Securities Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                        (b)    Citizenship  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                        (c)    Chief Executive Office of SBC  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                        (d)    Securities Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                        (e)    [Intentionally Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                        (f)    Owner Participant's Representations and Warranties . . . . . . . . . . . . . . . . . .  30
                        (g)    Lessor Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                        (h)    Indenture Trustee Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                        (i)    Termination Instructions to Owner Trustee  . . . . . . . . . . . . . . . . . . . . . .  31
                        (j)    Excess Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                        (k)    Representations and Warranties of Indenture Trustee in Individual
                               Capacity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                        (l)    Transfers of Equity Interests; Rights of Owner Participant and
                               Owner Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                        (m)    Obligations of Trustees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                        (n)    Compliance with Trust Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                        (o)    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                        (p)    SBC's Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . .  35
                        (q)    Owner Participant's Lease Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                        (r)    Lessee's Assumption of Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                        (s)    [Intentionally Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                        (t)    [Intentionally Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                        (u)    Lease Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                        (v)    Revocation of Trust Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                        (w)    [Intentionally Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                        (x)    Withholding Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                        (y)    Discharge of Trust Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                        (z)    Permitted Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                        (aa)   Special Purchase Option.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                        (bb)   Transfers of Debt Interests.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                        (cc)   [Intentionally Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                        (dd)   Deferred Equity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                        (ee)   Lessee as Pricing Agent for Certificate  . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 9.              Payments to Lessee of Trust Indenture Monies  . . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 10.             Other Documents; Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 11.             Certain Covenants of Lessee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                        (a)    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                        (b)    Filing and Recording, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                        (c)    FAA Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                        (d)    Annual Compliance Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                        (e)    Engine Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43





                        PARTICIPATION AGREEMENT [N605SW]

                        (f)    Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                        (g)    Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                        (h)    Certificate Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                        (i)    No Certificate Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

SECTION 12.             Ownership of Aircraft . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

SECTION 13.             Notices; Consent to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

SECTION 14.             Change of Situs of Owner Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

SECTION 15.             Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                        (a)    Consents under Lease and Trust Indenture . . . . . . . . . . . . . . . . . . . . . . .  46
                        (b)    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                        (c)    Counterparts; Waivers; Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .  46
                        (d)    No Recourse Against Owner Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                        (e)    Duties Limited . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                        (f)    Binding on Parties and Successors  . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                        (g)    Enforceability Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                        (h)    Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

SECTION 16.             Transaction Costs; Invoices and Payment of Expenses . . . . . . . . . . . . . . . . . . . . .  48

SECTION 17.             Optional Redemption of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

SECTION 18.             Interim Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

SECTION 19.             Section 1110 Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

SCHEDULE I
Names and Addresses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1

SCHEDULE II
Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2

EXHIBIT A
Form of Guaranty





                        PARTICIPATION AGREEMENT [N605SW]

                            PARTICIPATION AGREEMENT


                 THIS PARTICIPATION AGREEMENT dated as of August 1, 1995 (the "Agreement") is among (i) SOUTHWEST AIRLINES CO., a Texas corporation ("Lessee"), (ii) BOT FINANCIAL & LEASING CORPORATION B-4, a Massachusetts corporation (the "Owner Participant"), (iii) TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association (the "Original Loan Participant"),
(iv) SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, in its individual capacity, only as expressly provided herein (in such capacity, "SBC") and otherwise, solely as Owner Trustee under the Trust Agreement (in such capacity, the "Owner Trustee"), and (v) WILMINGTON TRUST COMPANY, a Delaware banking corporation, in its individual capacity and as Indenture Trustee under the Trust Indenture (the "Indenture Trustee").

                              W I T N E S S E T H:

                 WHEREAS, pursuant to the Purchase Agreement (such capitalized term and other capitalized terms used herein without definition being defined in Section 1 hereof) between Lessee and the Manufacturer, the Manufacturer has agreed to sell to Lessee, among other things, certain Boeing Model 737-3H4 aircraft, one of which having U.S. Registration No. N605SW and Manufacturer's serial number 27956 has been recently purchased by Lessee and is the subject of this Agreement; and

                 WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Participant is entering into the Trust Agreement pursuant to which Trust Agreement the Owner Trustee agrees, among other things, to hold the Trust Estate defined in Section 1.01 thereof (the "Trust Estate") for the use and benefit of the Owner Participant; and

                 WHEREAS, concurrently with the execution and delivery of this Agreement,

                          (i) Lessee and the Owner Trustee are entering into the Purchase Agreement Assignment whereby Lessee agrees to assign to the Owner Trustee certain rights and interests of Lessee under the Purchase Agreement with respect to the Aircraft; and

                          (ii) the Manufacturer has executed the Manufacturer's Consent with respect to the Purchase Agreement Assignment; and

                 WHEREAS, the Indenture Trustee and the Owner Trustee concurrently with the execution and delivery of this Agreement are entering into the Trust Indenture pursuant to which the Owner Trustee agrees, among other things, to issue one or more Certificates as evidence of the Owner Trustee's indebtedness to the Holders, which Certificates are to be secured by the mortgage and security interest in, among other things, the Aircraft created pursuant to the Trust Indenture by the Owner Trustee in favor of the Indenture Trustee, and the Owner Trustee shall execute and deliver the Trust Supplement covering the Aircraft, supplementing the Trust Agreement and the Trust Indenture; and





                        PARTICIPATION AGREEMENT [N605SW]

                 WHEREAS, as described in Section 2 hereof, the Owner Trustee and Lessee are entering into the Lease whereby, subject to the terms and conditions set forth therein, the Owner Trustee agrees to purchase the Aircraft from Lessee and to lease the same back to Lessee, and Lessee agrees to sell the Aircraft to the Owner Trustee and to lease the same back from the Owner Trustee;

                 NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                 SECTION 1. Certain Definitions; Participations in Lessor's Cost of the Aircraft. (a) The terms "Lessee," "Owner Participant," "Original Loan Participant," "Owner Trustee" and "Indenture Trustee" shall have the further meanings attributed thereto in the Sale and Lease Agreement dated as of the date hereof (the "Lease") between the Owner Trustee and Lessee relating to the Aircraft referred to in the first recital herein, and, except as otherwise defined in this Agreement, terms used herein in capitalized form shall have the meanings attributed thereto in the Lease or the Trust Indenture. The term "Trust Supplement" has the meaning attributed to the term "Indenture and Trust Supplement" in the Lease and to the term "Trust Supplement" in the Trust Indenture. The terms "Indenture Estate," "Outstanding," "Permitted Investments," "Register" and "Trust Office" shall have the meanings set forth in the Trust Indenture, and the term "Trust Estate" shall have the meaning set forth in the Trust Agreement. Unless the context otherwise requires, any reference herein to any of the Operative Agreements refers to such document as it may be amended from time to time in accordance with its terms and the terms of each other agreement restricting the amendment thereof.

                 (b) Subject to the terms and conditions of this Agreement, (i) the Original Loan Participant agrees to finance, in part, the Owner Trustee's payment of Lessor's Cost for the Aircraft by making a secured loan to the Owner Trustee (herein called the "Loan") on a date to be designated pursuant to Section 2 hereof, but in no event later than September 30, 1995, in the amount in Dollars equal to the percentage of Lessor's Cost set forth opposite its name on Schedule II hereto and (ii) the Owner Participant hereby agrees, in connection with its equity investment in the beneficial ownership of the Aircraft and the sale of the Aircraft by Lessee to the Owner Trustee pursuant to the Lessee FAA Bill of Sale and Lessee Warranty Bill of Sale, as contemplated hereby, to make its equity investment in the beneficial ownership of the Aircraft on a date to be designated pursuant to Section 2 hereof, but in no event later than September 30, 1995, in an amount in Dollars equal to the percentage of Lessor's Cost set forth opposite its name on Schedule II hereto. In the case of the Owner Participant, the amount of its participation to be made as provided above in the payment of Lessor's Cost and, in the case of the Original Loan Participant, the aggregate principal amount of the Series SWA 1995 Trust N605SW-I Certificate to be simultaneously issued to it, is hereinafter called such Participant's "Commitment" for the Aircraft. In case either Participant shall default in its obligation to make the amount of its Commitment available pursuant to Section 2 hereof in respect of the Aircraft, the other Participant shall have no obligation to make any portion of such Commitment available or to increase the amount of its Commitment and the obligation of the nondefaulting Participant shall remain subject to the terms and conditions set forth in this Agreement.

                 (c) In the event that either Participant shall for any reason fail or refuse to make the full amount of its Commitment available to the Owner Trustee in accordance with the terms of paragraph (b) of this Section 1 (such Participant, for the purpose of this Agreement, being called a "Defaulting Participant"), the Owner Trustee shall give, at the earliest practicable time (which may





                        PARTICIPATION AGREEMENT [N605SW]
be the next Business Day), each party hereto telephonic notice (to be confirmed promptly in writing) of such failure or refusal and the funds received by the Owner Trustee in connection with the Aircraft will be held in accordance with the terms of, and for the period provided in, paragraph (b) of Section 2. In such event the Defaulting Participant will have no further right to participate in, or make a loan for, as the case may be, the payment of Lessor's Cost for the Aircraft. Lessee shall have the right to designate a financial institution (which term, as used in this paragraph (c), shall mean any banking or financial institution, institutional investor or fund which is not affiliated with Lessee or with Owner Participant) to be substituted for the Defaulting Participant; provided, however, that (i) such substituted financial institution shall sign and deliver an amendment to this Agreement, in form and substance satisfactory to the Owner Trustee, the Indenture Trustee and the remaining Participant, whereby such financial institution agrees to be a party to this Agreement, to be bound by all the terms hereof and to undertake all the obligations of the Defaulting Participant contained herein, other than obligations, if any, arising from the aforesaid failure or refusal by such Defaulting Participant,
(ii) if the Defaulting Participant is Owner Participant (A) such substituted financial institution shall have been approved by the Original Loan Participant, (B) each such substituted financial institution shall be domiciled in the United States and shall be a citizen of the United States within the meaning of the Act and shall have the requisite power and authority to enter into and carry out the transactions contemplated by this Agreement and the Trust Agreement, (C) such substituted financial institution shall enter into amendments to the Trust Agreement, in form and substance satisfactory to the Owner Trustee, the Indenture Trustee and the Original Loan Participant, whereby such substituted financial institution agrees to be a party to the Trust Agreement, to be bound by all the terms thereof and to undertake all the obligations of the Defaulting Participant contained therein, and (D) the substitution of such substituted financial institution as above provided shall not violate any provisions of the Act or the regulations promulgated thereunder, or create a relationship which would be in violation thereof and such substituted financial institution shall so represent in writing to each other party hereto, and (iii) if the Defaulting Participant is the Original Loan Participant, such substituted financial institution shall be approved in writing by Owner Participant. No action by Lessee in finding a financial institution to be substituted as above provided shall be deemed to constitute a waiver or release of any right which Lessee may have against the Defaulting Participant. Each financial institution substituted for the Original Loan Participant pursuant to this paragraph (c) shall be deemed the Original Loan Participant for all purposes of this Agreement; and each financial institution substituted for the Owner Participant pursuant to this paragraph (c) shall (collectively, if more than one) be deemed the Owner Participant for all purposes of this Agreement.

                 SECTION 2.            Lessee's Notice of Delivery Date;
Closing Procedures. (a) Lessee agrees to give the Owner Participant, the Owner Trustee, the Original Loan Participant and the Indenture Trustee at least three
(3) Business Days' written notice of the Delivery Date for the Aircraft, which Delivery Date shall be a Business Day not later than September 30, 1995, which notice shall specify (i) the amount of Lessor's Cost, (ii) the amount of each Participant's Commitment for the Aircraft, and (iii) the model and FAA registration number of the Aircraft and the manufacturer's serial numbers of the Airframe and each Engine. As to each Participant, the making of its Commitment for such Aircraft available in the manner required by this Section 2 shall constitute a waiver of such notice. The Owner Trustee and the Indenture Trustee shall be deemed to have waived such notice if the Owner Trustee shall have received from the Owner Participant funds in the full amount of the Owner Participant's Commitment and the proceeds of the sale of the Series SWA 1995 Trust N605SW-I Certificate in the full amount of the Original Loan Participant's Commitment.





                        PARTICIPATION AGREEMENT [N605SW]

                 Subject to the terms and conditions of this Agreement, and simultaneously with receipt by the parties hereto of all amounts to be paid to them on the Delivery Date pursuant to this Section 2, Lessee shall transfer title to and deliver the Aircraft to the Owner Trustee, the Owner Trustee shall purchase and take title to, and accept delivery of, the Aircraft, and the Owner Trustee shall lease the Aircraft to Lessee, it being understood that the transactions described in this Section 2 are simultaneous and mutually dependent. The Owner Trustee shall issue and the Indenture Trustee shall authenticate the Series SWA 1995 Trust N605SW-I Certificates which shall be delivered simultaneously to the Original Loan Participant. On the Delivery Date, subject to the terms and conditions of this Agreement, and in consideration for the transfer of title to the Aircraft to the Owner Trustee, the Owner Trustee shall pay over the funds made available to it pursuant to the succeeding paragraph to Lessee in an aggregate amount equal to Lessor's Cost to Lessee's Account No. 98120109 at Bank One, Dallas, N.A., ABA No. 111000614, 1717 Main Street, Dallas, Texas.

                 The Original Loan Participant and the Owner Participant each agree to make its Commitment available to Shawmut Bank Connecticut, National Association, Hartford, Connecticut, Account No. 0067548290, ABA No. 011-900-445, Reference: Southwest Airlines 1995 Trust N605SW, at or before 10:00 a.m. Dallas time, on the Delivery Date specified in Lessee's notice referred to in the first paragraph of this Section 2 (such specified Delivery Date being herein called the "Scheduled Delivery Date").

                 (b) If for any reason whatsoever the closing of the transactions contemplated hereby is not consummated on the Scheduled Delivery Date, Lessee may by telephonic notice given by 4:30 p.m., New York City time, on the Scheduled Delivery Date to each Participant, the Owner Trustee and the Indenture Trustee designate a delayed date for such closing (the "Delayed Delivery Date"), not later than the fifth Business Day after the Scheduled Delivery Date and in no event later than September 30, 1995. In the event that no Delayed Delivery Date is designated or, if designated, such closing does not occur on the Delayed Delivery Date, or if any Participant shall so request, such funds of each Participant shall be promptly returned to it by the Owner Trustee or the Indenture Trustee, as the case may be.

                 If the closing of the transactions contemplated hereby is not consummated on the Scheduled Delivery Date, Lessee will reimburse each Participant which has made its funds available pursuant to this Section 2 for the loss of the use of its funds by paying to such Participant a sum equal to interest on such funds at the Applicable Rate (as defined below) on the amount for the period from and including the Scheduled Delivery Date to but excluding the Delayed Delivery Date, or, as the case may be, to but excluding the Business Day on which such Participant's funds are returned if such return is made by 10:00 a.m. (New York City time) or to but excluding the next following Business Day if such return is not made by such time and, in the case of the Original Loan Participant, for the Break Amount, if any, applicable to the Series SWA 1995 Trust N605SW-I Certificate.

                 "Applicable Rate" shall mean with respect to the Owner Participant the Federal Funds Effective Rate and, with respect to the Original Loan Participant, the rate per annum borne by the Series SWA 1995 Trust N605SW-I Certificates in respect of which such Original Loan Participant's Commitment is made available. "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by





                        PARTICIPATION AGREEMENT [N605SW]
federal funds brokers, as published on the succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Owner Participant from three federal funds brokers of recognized standing selected by it; provided, that the "Federal Funds Effective Rate" for any non-Business Day shall be the "Federal Funds Effective Rate" for the previous Business Day.

                 SBC agrees that in the event it has received telephonic notice (to be confirmed promptly in writing) from Lessee on the Scheduled Delivery Date that the closing of the transactions contemplated hereby will not be consummated on the Scheduled Delivery Date, it will, if instructed in the notice from Lessee in regard to the funds received by it from the Participants, use reasonable efforts to invest, at the risk, expense and direction of Lessee, the funds received by it from the Participants in marketable direct obligations of the United States of America or obligations of any of its agencies that are guaranteed as to principal and interest by the United States of America, in any such case having a stated maturity not later than 91 days from the date of acquisition. Any such investment may be made through a repurchase agreement in commercially reasonable form with SBC or a bank or other financial institution having capital, surplus and undivided profits of at least $100,000,000; provided, that title to the underlying obligations shall pass to SBC and that such underlying securities shall be segregated in a custodial or trust account. Any such obligations purchased by SBC, whether directly or through a repurchase agreement, shall be so held in trust by SBC (but not as part of the Trust Estate or Trust Indenture Estate) for the benefit of the respective Participant. Lessee shall, on the Delayed Delivery Date or the date the funds furnished by the Participants are required to be returned to the Participants, as the case may be, reimburse SBC for the benefit of the respective Participant, for any losses incurred on such investments.

                 All income and profits on the investment of such funds not in excess of the Applicable Rate shall be for the respective accounts of the Participants (such income and profits to be credited against Lessee's obligation to reimburse the Participants for the loss of use of funds made available to SBC) and all other income and profits and all losses on the investment of such funds shall be for the account of Lessee; and SBC shall not be liable for failure to invest such funds or for any losses incurred on such investments except for its own willful misconduct or negligence.

                 SECTION 3. Instructions to the Owner Trustee and Indenture Trustee. Subject to the terms and conditions of this Agreement, the Owner Trustee, upon its receipt in full of the Owner Participant's and the Original Loan Participant's Commitment for the Aircraft, as provided in Section 2 hereof, together with instructions from such Participant or its special counsel to release such funds to Lessee, shall transfer such funds to Lessee and the Owner Trustee shall purchase the Aircraft from Lessee and lease the Aircraft to Lessee and such action shall constitute, without further act, authorization and direction by the Owner Participant to the Owner Trustee:

                 (a) to pay to Lessee (on behalf of the Owner Trustee) the Lessor's Cost in the manner set forth in Section 2;

                 (b) to the extent not previously accomplished by a prior authorization, to authorize a representative or representatives of the Owner Trustee (who shall be an employee or employees, or an agent or agents, of Lessee designated by Lessee) to accept delivery of the Aircraft on the Delivery Date;





                        PARTICIPATION AGREEMENT [N605SW]

                 (c) to accept from Lessee the Lessee Warranty Bill of Sale and the Lessee FAA Bill of Sale and the invoice with respect to the Aircraft;

                 (d) to execute an aircraft registration application, a Lease Supplement and a Trust Supplement, in each case covering the Aircraft;

                 (e) to borrow the Loan from the Original Loan Participant to finance a portion of Lessor's Cost and to issue to the Original Loan Participant a Series SWA 1995 Trust N605SW-I Certificate in a principal amount equal to the amount borrowed pursuant to the Trust Indenture; and

                 (f) to take such other action as may be required to be taken by the Owner Trustee on the Delivery Date by the terms of any Operative Agreement.

                 SECTION 4. Conditions. (a) Conditions Precedent to the Participations in the Aircraft. It is agreed that the respective obligations of the Participants to participate in the payments of Lessor's Cost are subject to the satisfaction prior to or on the Delivery Date of the following conditions precedent, except that paragraphs (iii), (xx), (xxiv) (insofar as it relates to the Original Loan Participant), (xxv) and (xxvi) shall not be a condition precedent to the obligation of the Original Loan Participant, and paragraphs (iv), (x) (insofar as it relates to the Owner Participant), (xiv), (xvii), (xix), (xxiv) (insofar as it relates to the Owner Participant) and (xxvii) shall not be a condition precedent to the obligation of the Owner Participant:

                          (i) Notice. Each Participant shall have received due notice with respect to such participation pursuant to
         Section 2 hereof (or shall have waived such notice either in writing or as provided in Section 2).

                          (ii) No Change in Law. No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory or judicial authorities which, in the opinion of the Owner Participant or the Original Loan Participant, as the case may be, would make it a violation of law or regulations for (x) Lessee, the Indenture Trustee, any Participant or the Owner Trustee to execute, deliver and perform the Operative Agreements to which any of them is a party or (y) the Original Loan Participant or the Owner Participant to make its Commitment available or, in the case of the Original Loan Participant, to acquire the Series SWA 1995 Trust N605SW-I Certificate or to realize the benefits of the security afforded by the Trust Indenture.

                          (iii)        Original Loan Participant's Commitment.
         In the case of the Owner Participant, the Original Loan Participant shall have made available the amount of its Commitment for the Aircraft in accordance with Section 1 hereof.

                          (iv) Owner Participant's Commitment. In the case of the Original Loan Participant, the Owner Participant shall have made available the amount of its Commitment for the Aircraft in accordance with Section 1 hereof.

                          (v) Authorization, Execution and Delivery of Documents. The following documents shall have been duly authorized, executed and delivered by the





                        PARTICIPATION AGREEMENT [N605SW]
         respective party or parties thereto, shall each be satisfactory in form and substance to the Participants and shall be in full force and effect and executed counterparts shall have been delivered to each Participant and its respective counsel; provided, that only the Original Loan Participant shall receive an executed original of the Series SWA 1995 Trust N605SW-I Certificate, only the Indenture Trustee, acting on behalf of the Holders, shall receive the original counterpart of the Lease and the initial Lease Supplement, and only Lessee and the Owner Participant shall receive copies of the Tax Indemnity Agreement:

                                       (1)         the Lease;

                                       (2)         a Lease Supplement covering
                 the Aircraft and dated the Delivery Date;

                                       (3)         the Tax Indemnity Agreement;

                                       (4)         the Trust Agreement;

                                       (5)         a Trust Supplement covering
                 the Aircraft and dated the Delivery Date;

                                       (6)         the Bills of Sale and an
                 invoice from Lessee specifying the Lessor's Cost and dated the Delivery Date;

                                       (7)         the Purchase Agreement
                 Assignment;

                                       (8)         an acceptance certificate
                 covering the Aircraft in the form agreed to by the Participants and Lessee (the "Acceptance Certificate") duly completed and executed by the Owner Trustee or its agent, which shall be a representative of Lessee, and by such representative on behalf of Lessee;

                                       (9)         the Trust Indenture;

                                       (10)        the Series SWA 1995 Trust
                 N605SW-I Certificate;

                                       (11)        the Manufacturer's Consent;
                 and

                                       (12)        the Guaranty.


                          (vi) UCC-1's. Uniform Commercial Code financing statement or statements covering all of the security interests created by or pursuant to the Granting Clause of the Trust Indenture and precautionary Uniform Commercial Code financing statement or statements with respect to the Lease shall have been executed and delivered, and all such financing statement or statements shall have been duly filed in all places necessary or advisable, and any additional Uniform Commercial Code financing statements deemed advisable by the Owner Participant or the Original Loan Participant shall have been executed and delivered by Lessee, the Indenture Trustee or the Owner Trustee and duly filed.





                        PARTICIPATION AGREEMENT [N605SW]

                          (vii) Proof of Corporate Action, Etc. Each Participant and the Indenture Trustee shall have received the following, in each case in form and substance satisfactory to it:

                                       (1)         a certified copy of the
                 Restated Articles of Incorporation and Bylaws of Lessee and a copy of resolutions of the board of directors of Lessee or the executive committee thereof, certified by the Secretary or an Assistant Secretary of Lessee, duly authorizing the execution, delivery and performance by Lessee of this Agreement, the Lease, the Purchase Agreement Assignment, the Lessee Warranty Bill of Sale, the Lessee FAA Bill of Sale, the Tax Indemnity Agreement and each other document required to be executed and delivered by Lessee on the Delivery Date in accordance with the provisions hereof and thereof;

                                       (2)         such other documents and
                 evidence with respect to Lessee, the Manufacturer, the Owner Trustee, the Indenture Trustee and the Participants, as the Original Loan Participant or the Owner Participant, or their respective counsel, may reasonably request in order to establish the authority of such parties to consummate the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and the compliance with the conditions herein set forth;

                                       (3)         a certificate of Lessee as
                 to the person or persons authorized to execute and deliver this Agreement, the other Lessee Documents, and any other documents to be executed on behalf of Lessee in connection with the transactions contemplated hereby and as to the signature of such person or persons;

                                       (4)         a copy of the Purchase
                 Agreement (to the Owner Participant and the Indenture Trustee only) certified by the Treasurer, the Assistant Treasurer or an Assistant Secretary of Lessee as being a true and accurate copy of the same with all amendments attached thereto that relate to the Manufacturer's warranties or related obligations or any right in such Agreement assigned by Lessee to the Owner Trustee pursuant to the Purchase Agreement Assignment; and

                                       (5)         a copy of the general
                 authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of the Indenture Trustee (in its individual capacity), SBC and the Owner Participant, certified as of the Delivery Date by the Secretary or an Assistant Secretary of the Indenture Trustee (in its individual capacity), SBC and the Owner Participant, respectively, which authorize the execution, delivery and performance by the Indenture Trustee (in its individual capacity), SBC and the Owner Participant, respectively, of all of the Operative Agreements to which it is a party, together with such other documents and evidence with respect to the Indenture Trustee (in its individual capacity), SBC and the Owner Participant as either the Original Loan Participant (or its counsel) or the Owner Participant (or its counsel) may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth; provided, this clause shall not be a





                        PARTICIPATION AGREEMENT [N605SW]
         condition precedent as to any Participant as to documents to be provided by that Participant.

                          (viii) Governmental Approvals. All appropriate action required to have been taken by the Federal Aviation Administration, or any other governmental or political agency, subdivision or instrumentality of the United States, prior to the Delivery Date in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Delivery Date.

                          (ix)         Title, Registration, Airworthiness, Etc.
         On the Delivery Date, the following statements shall be true, and the Participants, the Owner Trustee and the Indenture Trustee shall have received evidence satisfactory to each of them to the effect that:

                                       (1)         the Owner Trustee has good
                 and marketable title (subject to filing and recording of the Lessee FAA Bill of Sale with the Federal Aviation Administration in accordance with the Act) to the Aircraft, free and clear of Liens other than the rights of Lessee under the Lease and Lease Supplement covering the Aircraft, the mortgage and security interest created by the Trust Indenture, the rights of the Owner Participant under the Trust Agreement and the Trust Supplement and Liens permitted by clause (d) (solely for taxes not yet due) or (e) of Section 6 of the Lease;

                                       (2)         application for registration
                 of the Aircraft in the name of the Owner Trustee (together with any required affidavits), the FAA Bill of Sale and the Lessee FAA Bill of Sale have been duly filed with the FAA;

                                       (3)         the Trust Agreement, the
                 Trust Indenture and the Trust Supplement and the Lease and the Lease Supplement have been duly filed with the FAA for recordation pursuant to the Act;

                                       (4)         each of the Owner Trustee,
                 as lessor under the Lease, and the Indenture Trustee, as assignee thereof, is entitled to the protection of Section 1110 of the United States Bankruptcy Code in connection with its right to take possession of the Airframe and Engines in the event of a case under Chapter 11 of the United States Bankruptcy Code in which Lessee is a debtor; and

                                       (5)         the Aircraft has been duly
                 certificated by the FAA as to type and airworthiness in accordance with the terms of the Lease and has a current, valid U.S. standard certificate of airworthiness issued by the FAA.

                          (x)          Representations and Warranties Accurate;
         No Event of Default; No Adverse Change. On the Delivery Date, (A) the representations and warranties of Lessee contained in Section 7 hereof and in the Tax Indemnity Agreement shall be true and accurate as though made on and as of such date except to the extent that such representations and





                        PARTICIPATION AGREEMENT [N605SW]
         warranties relate solely to an earlier date (in which case such representations and warranties shall be true and accurate on and as of such earlier date), (B) no event shall have occurred and be continuing, or would result from the purchase, sale, lease or mortgage of the Aircraft, which constitutes (or would, with the passage of time or the giving of notice or both, constitute) a Lease Event of Default or an Indenture Event of Default, and (C) no material adverse change shall have occurred in the consolidated financial condition of Lessee and its subsidiaries from that shown in the consolidated financial statements of Lessee and its subsidiaries as of June 30, 1995.

                          (xi) Opinions of Lessee's Counsel. Each Participant shall have received a favorable opinion, in form and substance satisfactory to it, addressed to the Participants, the Indenture Trustee and the Owner Trustee from Deborah Ackerman, Associate General Counsel for Lessee.

                          (xii)        [Intentionally omitted.]

                          (xiii) Opinion of Owner Trustee's Counsel. Each Participant shall have received a favorable opinion, in form and substance satisfactory to it, addressed to the Participants, the Indenture Trustee, the Owner Trustee and Lessee, from Shipman & Goodwin, counsel for the Owner Trustee.

                          (xiv)        Opinions of Owner Participant's Counsel.
         The Original Loan Participant shall have received a favorable opinion, in form and substance satisfactory to it, addressed to the Indenture Trustee, the Original Loan Participant, the Owner Trustee and Lessee from (a) Chadbourne & Parke LLP, special counsel to the Owner Participant, and (b) in-house or other counsel for the Owner Participant in a position to address the Owner Participant's due incorporation and due authorization and execution of the Operative Agreements to which the Owner Participant is a party.

                          (xv) Opinion of Oklahoma City Counsel. Each Participant shall have received a favorable opinion, in form and substance satisfactory to it, addressed to the Participants, the Indenture Trustee, the Owner Trustee and Lessee, from Daugherty, Fowler & Peregrin, special counsel in Oklahoma City, Oklahoma.

                          (xvi)        Opinion of Indenture Trustee's Counsel.
         Each Participant shall have received a favorable opinion, in form and substance satisfactory to it, addressed to the Participants, the Owner Trustee and Lessee from Potter Anderson & Corroon, special counsel for the Indenture Trustee.

                          (xvii) Opinion of Original Loan Participant's Counsel. The Original Loan Participant shall have received a favorable opinion, in form and substance satisfactory to it, addressed to it from Winstead Sechrest & Minick P.C., special counsel to the Original Loan Participant.

                          (xviii)      Lessee's Bringdown Certificate.  Each
         Participant, and the Indenture Trustee shall have received a certificate signed by the President, any Vice President, the Treasurer or the Assistant Treasurer of Lessee, dated the Delivery Date, certifying as to





                        PARTICIPATION AGREEMENT [N605SW]
         the fulfillment of all conditions in this Section 4(a) insofar as they relate to Lessee and as to the matters stated in paragraphs (x) (insofar as it relates to Lessee), (xxii) and (xxiii) (to the knowledge of Lessee, except in regard to matters relating to the Participants, the Indenture Trustee or the Owner Trustee, in which event such representation shall be to the knowledge of Lessee without any investigation whatsoever) of this Section 4(a).

                          (xix)        Guarantor's Financial Statements.
         Lessee, the Original Loan Participant, and the Indenture Trustee shall have received copies of the most recent audited financial statements of The Bank of Tokyo Trust Company, the parent of the Owner Participant.

                          (xx) Appraisal. The Owner Participant shall have received an opinion, in form and substance reasonably satisfactory to the Owner Participant, from Aero Economics, Inc., independent aircraft appraisers, or such other recognized aircraft appraiser selected by the Owner Participant.

                          (xxi)        Insurance Certificates.  Each
         Participant, the Owner Trustee and the Indenture Trustee shall have received an independent insurance broker's report and certificates of insurance, in form and substance reasonably satisfactory to the Participants, as to the due compliance with the terms of Section 11 of the Lease relating to insurance with respect to the Aircraft.

                          (xxii) No Event of Loss. On the Delivery Date, it shall be true that no Event of Loss (or event which with the passage of time would become an Event of Loss) with respect to the Airframe or any Engine has occurred.

                          (xxiii) No Proceedings. No action or proceeding shall have been instituted, nor shall action or proceeding be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

                          (xxiv)       Bringdown of Other Parties'
         Representations and Warranties. The respective representations and warranties of each Participant, the Indenture Trustee and the Owner Trustee contained in Section 8 hereof shall be true and accurate as of the Delivery Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties shall have been true and accurate on and as of such earlier date) and (a) each Participant shall, by making its Commitment available as provided in Section 1(b) of this Agreement, (b) the Indenture Trustee shall, by authenticating the Series SWA 1995 Trust N605SW-I Certificate issued on the Delivery Date, and (c) the Owner Trustee shall, by accepting the Lessee Warranty Bill of Sale and the Lessee FAA Bill of Sale, be respectively deemed to have reaffirmed as of the Delivery Date the representations and warranties made by it (individually or in its trust capacities, as the case may be) in Section 8 of this Agreement.





                        PARTICIPATION AGREEMENT [N605SW]

                          (xxv) Opinion of Owner Participant's Tax Counsel. The Owner Participant shall have received from Chadbourne & Parke LLP, special counsel to the Owner Participant, a favorable opinion, in form and substance satisfactory to the Owner Participant, with respect to income tax aspects of the transactions contemplated by the Operative Agreements.

                          (xxvi) No Tax Law Change. In the opinion of the Owner Participant and its special counsel, no amendment, modification, addition or change in or to the provisions of the Code (including for this purpose, any non-Code provisions of legislation affecting the Code such as transition rules or effective date provisions), the regulations promulgated under the Code (including temporary or proposed regulations), Internal Revenue Service Revenue Procedures or Revenue Rulings, or other administrative interpretations, applicable judicial precedents or Executive Orders of the President of the United States shall have been made or proposed after August 10, 1995 which might adversely affect the accuracy of the Tax Assumptions set forth in Section 2 of the Tax Indemnity Agreement or which might otherwise adversely affect the Owner Participant.

                          (xxvii)      Lender Appraisal.  The Original Loan
         Participant shall have received an opinion from the Appraiser referred to in paragraph (xx) above (without any tax-sensitive provisions) in form and substance reasonably satisfactory to the Original Loan Participant to the effect that the fair market value of the Aircraft on the Delivery Date is at least equal to Lessor's Cost.

                          (xxviii)     Withholding Tax Forms.  If the Original
         Loan Participant is required to execute any form or document in order for payments to it to qualify for exemption from, or reduction of, withholding tax imposed by the Government, in respect to such payments, such Original Loan Participant shall have executed such form or document (including, without limitation, United States Internal Revenue Forms 1001, W-8 and/or 4224) and delivered it to the Indenture Trustee in accordance with applicable regulations to qualify for such exemption or reduction.

                 Promptly upon the registration of the Aircraft and the recording of the Lease, the Trust Indenture, the Trust Agreement, the Lease Supplement and the Trust Supplement covering the Aircraft pursuant to the Federal Aviation Act, Lessee will request Daugherty, Fowler & Peregrin, special counsel in Oklahoma City, Oklahoma, to deliver to the Owner Participant, the Indenture Trustee, the Original Loan Participant, the Owner Trustee and Lessee an opinion as to the due and valid registration of the Aircraft in the name of the Owner Trustee, the due recording of the FAA Bill of Sale, the Lessee FAA Bill of Sale, the Trust Indenture, the Lease Supplement, the Trust Supplement, the Lease and the Trust Agreement and the lack of filing of any intervening documents with respect to the Aircraft.

                 (b) Conditions Precedent to the Obligations of Lessee. It is agreed that the obligations of Lessee (A) to sell the Aircraft to the Owner Trustee, (B) to accept delivery of the Aircraft under the Lease, and (C) to enter into its other Operative Agreements, are all subject to the fulfillment to the satisfaction of Lessee prior to or on the Delivery Date of the following conditions precedent:





                        PARTICIPATION AGREEMENT [N605SW]

                          (i) The conditions specified in Sections 4(a)(iii), 4(a)(iv), 4(a)(viii), 4(a)(xxii), 4(a)(xxiii) and
         4(a)(xxviii) hereof shall have been satisfied, unless such nonsatisfaction is the result of the actions of Lessee.

                          (ii) Those documents described in Section 4(a)(v) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Lessee) in the manner specified in Section 4(a)(v), shall each be satisfactory in form and substance to Lessee, shall be in full force and effect on the Delivery Date, and an executed counterpart of each thereof (other than the Series SWA 1995 Trust N605SW-I Certificate) shall have been delivered to Lessee or its counsel.

                          (iii) Lessee shall have received a copy of the general authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of the Indenture Trustee (in its individual capacity), SBC and the Owner Participant, certified as of the Delivery Date by the Secretary or an Assistant Secretary of the Indenture Trustee (in its individual capacity), SBC and the Owner Participant, respectively, which authorize the execution, delivery and performance by the Indenture Trustee (in its individual capacity), SBC and the Owner Participant, respectively, of all the Operative Agreements to which it is a party, together with such other documents and evidence with respect to the Indenture Trustee (in its individual capacity), SBC and the Owner Participant as Lessee or its counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth.

                          (iv) The representations and warranties of each Participant, the Indenture Trustee and the Owner Trustee contained in Section 8 hereof shall be true and accurate as of the Delivery Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties shall have been true and accurate on and as of such earlier date).

                          (v) Lessee shall have received the opinions set forth in Sections 4(a)(xiii), 4(a)(xiv), 4(a)(xv) and 4(a)(xvi), in each case addressed to Lessee and dated the Delivery Date.

                          (vi) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory or judicial authorities which, in the opinion of Lessee, would make it a violation of law or regulations for Lessee to execute, deliver or perform the Operative Agreements to which it is a party.

                          (vii) In the opinion of Lessee and its counsel, there shall have been, since August 1, 1995, no amendment, modification, addition or change in or to the Code (including for this purpose, any non-Code provisions of legislation affecting the Code such as transition rules or effective date provisions), the regulations promulgated under the Code (including temporary or proposed regulations), Internal Revenue Service Revenue Procedures





                        PARTICIPATION AGREEMENT [N605SW]
         or Revenue Rulings, or other administrative interpretations, applicable judicial precedents or Executive Orders of the President of the United States which might give rise to an indemnity obligation under any of the Operative Agreements, or as a result of which any adjustments to the Lease payments are requested by the Owner Participant which would adversely affect the accuracy of the Tax Assumptions set forth in Section 2 of the Tax Indemnity Agreement.

                 SECTION 5.            Confidentiality of Purchase Agreement.
The Owner Trustee, the Participants and the Indenture Trustee shall keep the Purchase Agreement confidential and shall not disclose the same to any Person, except (A) to prospective and permitted transferees of the Owner Trustee's, the Original Loan Participant's, the Owner Participant's or the Indenture Trustee's interest who agree to hold such information confidential, (B) to the aforementioned prospective and permitted transferees', the Owner Trustee's, the Original Loan Participant's, the Owner Participant's or the Indenture Trustee's counsel or special counsel, independent insurance brokers or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, or as may be necessary or reasonable in connection with matters involving federal or state banking examiners, tax auditors or taxing authorities, or (D) as may be necessary or desirable for purposes of protecting the interest of any such Person or for enforcement of any Operative Agreement by the Owner Trustee, the Original Loan Participant, the Owner Participant or the Indenture Trustee; provided, however, that any disclosures of any part of the Purchase Agreement which are permitted by clause (C) or (D) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted.

                 SECTION 6. Extent of Interest of Holders. No Holder shall have any further interest in, or other right with respect to, the mortgage and security interests created by the Trust Indenture when and if the outstanding principal amount of, Break Amount, if any, Premium, if any, and interest on all Certificates held by such Holder and all other sums payable to such Holder hereunder, under the Trust Indenture and under such Certificates shall have been paid in full. Each Holder, by its acceptance of a Certificate, agrees that it will look solely to the income and proceeds from the Trust Indenture Estate to the extent available for distribution to such Holder as provided in Section 2.09 of the Trust Indenture and that neither the Owner Participant nor the Owner Trustee shall be personally liable to any Holder for any amounts payable under the Certificates, the Trust Indenture, hereunder, or under any other Operative Agreement (including, without limitation, amounts payable as Premium or Break Amount), except as expressly provided in this Agreement or (in the case of the Owner Trustee) in the Trust Indenture.

                 SECTION 7.            Lessee's Representations and Warranties;
Indemnities. (a) In General. Lessee represents warrants, covenants and agrees that:

                          (i)          Organization, Citizenship, Etc.  Lessee
         (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, (B) is a "citizen of the United States" (as defined in Section 40102 of Title 49, U.S.C.) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, U.S.C. for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, (C) has the corporate power and authority to carry on its business as now conducted, to own or hold under lease its properties and to enter into and perform its





                        PARTICIPATION AGREEMENT [N605SW]
         obligations under this Agreement and the other Operative Agreements to which Lessee is or will be a party, and (D) is duly qualified to do business as a foreign corporation in good standing in each state in which the nature of its business makes such qualification necessary or the failure to be so qualified or so to be in good standing would have a material adverse effect on its business or operations or would impair its ability to perform its obligations under the Operative Agreements.

                          (ii) Corporate Authorization, Etc. The execution, delivery and performance of this Agreement and the other Operative Agreements to which Lessee is or will be a party (A) have been duly authorized by all necessary corporate action on the part of Lessee, (B) do not require any shareholder approval, or approval or consent of any trustee or holders of indebtedness or obligations of Lessee or of any lessor under any lease to Lessee except such as have been duly obtained, and (C) do not and will not (1) contravene any law, judgment, governmental rule, regulation or order applicable to or binding on Lessee or any of its subsidiaries or the articles of incorporation or by-laws of Lessee (each as amended to date), or (2) contravene or result in any breach of, or constitute any default under, or result in the creation of any Lien (other than Permitted Liens) upon any property of Lessee under, its articles of incorporation or by-laws, or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, note or bond purchase agreement, license, bank loan, credit agreement or other agreement to which Lessee is a party or by which it or its properties may be bound or affected.

                          (iii) Governmental Approvals. Neither the execution and delivery by Lessee of this Agreement or the other Operative Agreements to which Lessee is or will be a party, nor the consummation of any of the transactions by Lessee contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, the FAA, the DOT, the SEC, any court or any other federal, state or foreign governmental authority or agency, except for (A) routine filings of copies of such Operative Agreements with the SEC,
         (B) the certification referred to in Section 4(a)(ix)(5), the registration referred to in Section 4(a)(ix)(2) and the filings and recordings referred to in Sections 4(a)(vi), 4(a)(ix)(1), 4(a)(ix)(2) and 4(a)(ix)(3), and (C) such federal and state securities law approvals or filings that will be required in connection with the public offering, if any, of the Certificates.

                          (iv) Valid Agreements. This Agreement and the other Operative Agreements to which Lessee is or will be a party, as and when entered into, do or will, assuming due authorization, execution and delivery by the party or parties thereto other than Lessee, constitute legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with the respective terms hereof and thereof.

                          (v) No Proceedings. There are no pending or, to Lessee's knowledge, threatened actions or proceedings before any court or administrative agency which, having regard to both the size of the claim and the possibility of an adverse determination, are likely to materially adversely affect the consolidated financial condition of Lessee and its subsidiaries, or the ability of Lessee to perform its obligations under this Agreement and the other Operative Agreements to which Lessee is or will be a party.





                        PARTICIPATION AGREEMENT [N605SW]

                          (vi) Taxes. Lessee and its subsidiaries have filed or caused to be filed all federal, state, local and foreign tax returns which are required to be filed and have paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessment received by Lessee or any of its subsidiaries to the extent that such taxes have become due and payable (except to the extent being contested in good faith and by appropriate proceedings and for the payment of which adequate provisions have been made).

                          (vii) Financial Condition. The audited consolidated financial statements of Lessee and its subsidiaries contained in Lessee's Annual Report to Shareholders for the year ended December 31, 1994 and the unaudited consolidated financial statements of Lessee and its subsidiaries contained in Lessee's Quarterly Report on Form 10-Q for the period ended June 30, 1995 (copies of each of which have been furnished to each Participant) have been prepared in accordance with generally accepted accounting principles, present fairly, in all material respects, the consolidated financial position of Lessee and its subsidiaries as of such dates and the consolidated results of their operations and their cash flows for the periods then ended, and since June 30, 1995, there has been no material adverse change in such consolidated financial position.

                          (viii) Registration and Recordation. Except for (A) the registration of the Aircraft with the FAA pursuant to the Act in the name of Owner Trustee, (B) the filing for recordation of the instruments referred to in Section 4(a)(ix)(2) and (3) and this Agreement, if deemed necessary due to the incorporation by reference in such other instruments of terms defined herein, (C) the filing of the UCC financing statements referred to in Section 4(a)(vi) and continuation statements at periodic intervals, (D) the taking of possession by the Indenture Trustee of the original counterparts of the Lease and the initial Lease Supplement, and (E) the affixation of the nameplate referred to in Section 7.1.2 of the Lease, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction), is necessary or advisable in order to establish and perfect the right, title or interest of Owner Trustee in the property constituting the Trust Estate, or of Indenture Trustee in the property constituting the Trust Indenture Estate, in any applicable jurisdiction within the United States of America.

                          (ix) Chief Executive Office. The chief executive office (as such term is defined in Article 9 of the UCC) of Lessee is 2702 Love Field Drive, Dallas, Texas 75235, and Lessee agrees to give the Participants, Owner Trustee and Indenture Trustee 10 days' prior written notice of any relocation of said chief executive office from its present location.

                          (x) Securities Laws. Neither Lessee nor anyone acting on behalf of Lessee has directly or indirectly offered any beneficial interest or security relating to the ownership of the Aircraft or the Lease or any interest in the Trust Estate or the Trust Indenture Estate, or any of the Certificates or any other interest in or security under the Trust Indenture, or any similar interest or security, for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any Person other than the Participants and not more than 27 other leasing companies or other institutional investors (in the case of such beneficial interest or securities), or six other institutional





                        PARTICIPATION AGREEMENT [N605SW]
         investors (in the case of the Certificates and other similar interests and securities) or (assuming the accuracy of the representations in Sections 8(a), 8(d), 8(k)(vi) and 8(p)(viii)) to any Person in violation of the Securities Act or applicable state securities laws, or both, and Lessee will take no action which would constitute or cause such violation.

                          (xi) No Misstatement or Omission. Neither the financial statements referred to in Section 7(a)(vii) nor any other documents furnished by Lessee to Owner Trustee, Indenture Trustee, or any Participant in connection with the transactions contemplated by this Agreement or the other Operative Agreements contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein (in the case of statements referred to in Section 7(a)(vii), as of the date made) not misleading; there is no fact known by Lessee which Lessee has not disclosed to such parties in writing which materially adversely affects or, so far as Lessee can now reasonably foresee, will materially adversely affect the ability of Lessee to carry on its business and perform its obligations under this Agreement or the other Operative Agreements to which it is a party.

                          (xii) Investment Company. Neither Lessee nor any subsidiary of Lessee is an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                          (xiii) No Event of Default. No Lease Event of Default or Lease Default has occurred and is continuing under the Lease.

                          (xiv) Effective Sale. On the Delivery Date, the Aircraft will be situated in Texas and the sale of the Aircraft by Lessee to Owner Trustee shall be complete and effective and not voidable or void.

                          (xv) ERISA. Lessee has never sponsored, maintained or made contributions to any defined benefit plan subject to the provisions of Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (in reliance upon the Participants' representations in Section 8(o)) the transactions contemplated by this Agreement do not constitute a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available by statute, regulation or class exemption. The execution and delivery of this Agreement and the other Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not involve any non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code (such representation being made solely in reliance upon and subject to the accuracy of the representations contained in Section 8(o)).

                          (xvi) Title to Aircraft, etc. Good and marketable title to the Aircraft will be at the time of delivery to Owner Trustee vested in Lessee free and clear of all Liens other than the rights of Lessee under the Lease and the Lease Supplement covering the Aircraft, the Lien of the Trust Indenture, the beneficial interest of the Owner Participant in the Aircraft and the Liens permitted by clause (d) (solely for taxes not yet due) or (e) of Section 6 of the Lease; and, subject to the filing for recordation of the Lessee FAA Bill of Sale in accordance with the Act, good and marketable title to the Aircraft will have been duly





                        PARTICIPATION AGREEMENT [N605SW]
         conveyed by Lessee to Owner Trustee, free and clear of all Liens other than the rights of Lessee under the Lease and the Lease Supplement covering the Aircraft, the Lien of the Trust Indenture, the beneficial interest of the Owner Participant in the Aircraft, and the Liens permitted by clause (d) (solely for taxes not yet due) or (e) of
         Section 6 of the Lease.

                          (xvii) Condition of Aircraft. The Aircraft has been duly certificated by the FAA as to type and airworthiness, is fully equipped to operate in commercial service and complies with all material governmental requirements governing such service; the Aircraft has been continuously operated and maintained by Lessee (in a manner that would satisfy the provisions of Sections 7.1.3 and 8.1 of the Lease) since its delivery to Lessee by Manufacturer, Lessee is unaware of any material mechanical or structural defects in or damage to the Aircraft since its delivery to Lessee by Manufacturer and there has not occurred any event which constitutes or would, with the passage of time or the giving of notice, or both, constitute an Event of Loss.

                          (xviii)      Use of Proceeds.  None of the proceeds
         from the issuance of the Certificates or from the acquisition by the Owner Participant of its beneficial interest in the Trust Estate will be used directly or indirectly by Lessee so as to result in a violation of Regulation G or U of the Board of Governors of the Federal Reserve System.

                          (xix) No Federal Approvals. No governmental approval in the United States of any kind is required of the Owner Participant, the Original Loan Participant, the Owner Trustee or the Indenture Trustee for their respective execution of or performance under this Agreement or any agreement contemplated hereby solely by reason of any fact or circumstance peculiar to: (a) Lessee (as contrasted to other airlines), (b) the nature of the Aircraft, or (c) Lessee's proposed operations or use of the Aircraft.

                          (xx) Section 1110. Owner Trustee, as lessor under the Lease, and the Indenture Trustee, as assignee thereof, are entitled to the protection of Section 1110 of the United States Bankruptcy Code in connection with their right to take possession of the Airframe and Engines in the event of a case under Chapter 11 of the United States Bankruptcy Code in which Lessee is a debtor. Lessee acquired the Aircraft new from the Manufacturer after October 22, 1994, and Lessee first placed the Aircraft in service after such date.

                 (b)      General Tax Indemnity.

                          (i) Indemnity. Lessee hereby agrees to pay, to indemnify, and, on written demand, reimburse and hold each Indemnified Party (which, unless otherwise indicated herein, for purposes of this Section 7(b) shall include any Affiliate of any Participant, and all entities which are included in a consolidated, combined or unitary return with such Indemnified Party) harmless from, any and all license, documentation, recording and registration fees and any and all taxes (including, without limitation, sales, use, turnover, value-added, property (tangible and intangible), ad valorem, consumption, rental, license, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever together with any and all penalties, fines, additions to tax or interest





                        PARTICIPATION AGREEMENT [N605SW]
         thereon or computed with reference thereto (collectively "Taxes"), howsoever imposed by any federal, state or local government or governmental subdivision or taxing authority in or of the United States of America (including any possession or territory of the United States of America), or by any foreign government, taxing authority or governmental subdivision of a foreign country, upon, against, or with respect to any Indemnified Party, Lessee, the Aircraft, Airframe, any Engine, any other engine installed on the Airframe, Part or any other part thereof or interest therein or upon or with respect to the purchase, acquisition, acceptance, rejection, mortgaging, financing, refinancing, manufacture, sale, transfer of title, ownership, delivery, nondelivery, insuring, inspection, leasing, possession, use, registration, reregistration, deregistration, operation, repair, replacement, abandonment, redelivery, modification, rebuilding, importation, exportation, return or other disposition thereof, or the imposition of any Lien (or the occurrence of any liability to refund or pay over any amount as a result of any Lien) thereon, or upon or with respect to the rentals, receipts or earnings arising therefrom, or upon or with respect to this Agreement, the Trust Agreement, the Trust Indenture, the Lease, a Lease Supplement, the Purchase Agreement, the Purchase Agreement Assignment, the Certificates or the issuance, reissuance, acquisition, redemption, expiration or subsequent transfer thereof under the Trust Indenture, or the beneficial interest in the Trust Estate or the creation thereof, or any payment made pursuant to any such agreement or instrument or upon or with respect to the property, held by Owner Participant or by the Trust Estate or by Indenture Trustee under the Trust Indenture, or otherwise with respect to or in connection with the transactions contemplated by the Operative Agreements.

                          (ii)         Exceptions.  The indemnity set forth in
         Section 7(b)(i) shall not extend in the case of any Indemnified Party to Taxes (1) on, based on, or measured by, the receipts, gross or net income, capital or net worth of such Indemnified Party (whether denominated as franchise, excess profits, conduct of business, capital gains, minimum and/or alternative minimum taxes) or accumulated earnings, personal holding company, succession taxes and estate or franchise taxes (other than taxes which are in the nature of sales or use taxes, value-added taxes, rental taxes, license taxes, consumption taxes, ad valorem taxes or property taxes) imposed by (A) the federal government of the United States (including without limitation any taxes collected by withholding) (but specifically excluding any excise taxes imposed in connection with the occurrence of a "prohibited transaction," within the meaning of Section 406 of ERISA or Section 4975 of the Code, for which an exemption is not available by statute, regulation or class exemption) or (B) any state or local government or governmental subdivision or state or local taxing authority in the United States of America other than in the case of (B) any such tax which is a Covered Income Tax, as defined below; (2) on, based on, or measured by, any fees or compensation received by Owner Trustee or Indenture Trustee in its individual capacity for services rendered in connection with the transactions contemplated hereby; (3) relating to the Aircraft for any period after the later of (A) the expiration or early termination of the Lease and the return of the Aircraft in connection therewith in accordance with the terms thereof and (B) payment in full of Stipulated Loss Value or Termination Value, as the case may be, and all Rent due and owing in accordance with the Lease;
         (4) arising out of or caused by the wilful misconduct or gross negligence of such Indemnified Party (other then willful misconduct or gross negligence imputed to such Indemnified Party solely by reason of its interest in the Aircraft) or the inaccuracy or breach of any representation, warranty or covenant of such Indemnified Party





                        PARTICIPATION AGREEMENT [N605SW]
         contained in any Operative Agreement; (5) imposed on the income of such Indemnified Party by a foreign government or taxing authority or a possession or territory of the United States or any tax authority therein, except to the extent such Taxes are imposed by reason of the location, operation, registration, use or rental of the Aircraft or any Part thereof in such jurisdiction or the presence, incorporation or other organization of Lessee or Sublessee or other user or an Affiliate of any thereof in such jurisdiction or the making of payments from such jurisdiction; (6) which may become payable in connection with the occurrence of a "prohibited transaction," within the meaning of Section 406(b) of ERISA or Section 4975(c)(1)(E) or (F) of the Code, involving the assets of any "employee benefit plan" within the meaning of Section 3(3) of ERISA, or of any "plan" within the meaning of Section 4975(e)(1) of the Code, with respect to which the Owner Participant is the "plan sponsor" within the meaning of
         Section 3(16)(B) of ERISA; and (7) which become payable as a result of any involuntary disposition attributable to the bankruptcy of the Owner Participant or Owner Trustee or any voluntary sale, transfer, mortgaging, pledging or financing by such Indemnified Party of all or a portion of its interest in the Aircraft, the Trust Estate, the Trust Indenture Estate, the Lease, or any other Operative Agreement in a transaction not contemplated by the Operative Agreements. As used in clause (1)(B) of this Section 7(b)(ii), the term "Covered Income Tax" means a Tax described in said clause (1)(B) imposed on an Indemnified Party by any taxing authority (A) in whose jurisdiction such Indemnified Party (including for this purpose all entities with which it is combined, integrated or consolidated in such taxing authority's jurisdiction) did not engage in business, did not maintain an office or other place of business and was not otherwise located, if such Tax resulted from the operation of the Aircraft or any Engine in such jurisdiction or the transactions contemplated by the Operative Agreements, or (B) in whose jurisdiction such Indemnified Party in fact is doing business, maintaining an office or other place of business or is otherwise located, if such circumstance was no factor in the imposition of such Tax.

                          (iii) Calculation. Lessee agrees that, with respect to any payment or indemnity pursuant to Section 7(b)(i) hereof, such payment or indemnity shall include an amount payable to the Indemnified Party sufficient to hold such Indemnified Party harmless on an after-tax basis from all Taxes required to be paid by such Indemnified Party with respect to such payment or indemnity under the laws of any federal, state or local government or governmental subdivision or taxing authority in or of the United States of America, including any possession or territory of the United States, or under the laws of any foreign government, taxing authority or governmental subdivision of a foreign country; provided, that if any Indemnified Party realizes a reduction in Taxes not subject to indemnification hereunder (a "tax benefit") by reason of such payment or indemnity (whether such tax benefit shall be by means of investment tax credit, foreign tax credit, depreciation deduction or otherwise), such Indemnified Party shall, so long as no Lease Default (of the type described in Section 14.1 or 14.5 of the Lease) or Lease Event of Default shall have occurred or be continuing, pay Lessee (but not before Lessee shall have made all payments or indemnities to such Indemnified Party then due under the Operative Agreements) an amount equal to the sum of such tax benefit plus any other tax benefit realized by such Indemnified Party as the result of any payment made pursuant to this proviso; provided, however, that such payment by an Indemnified Party shall not exceed the aggregate payments by Lessee to such Indemnified Party under Section 7(b)(i) hereof (but any such excess shall be carried forward





                        PARTICIPATION AGREEMENT [N605SW]
         and shall reduce Lessee's obligation to make any subsequent payments to such Indemnified Party pursuant to Section 7(b) or 7(c) hereof). Each such Indemnified Party shall in good faith use reasonable efforts in filing its tax returns and in dealing with taxing authorities to seek and claim any such tax benefit of which it is actually aware or of which it has been given notice. Any Taxes that are imposed on any Indemnified Party as a result of the disallowance or reduction of such tax benefit referred to in the next preceding sentence in a taxable year subsequent to the year of allowance and utilization by such Indemnified Party (including the expiration of any tax credit carryovers or carrybacks of such Indemnified Party that would not otherwise have expired) shall be indemnifiable pursuant to the provisions of Section 7(b)(i) without regard to Section 7(b)(ii). In determining the amount of any net reduction in Taxes which is attributable to more than one transaction, an Indemnified Party shall be deemed to have utilized its deductions and credits attributable first, to all transactions other than leveraged equipment leasing transactions and then to this transaction and to all such other leveraged equipment leasing transactions on a pari passu basis.

                          If as a result of any Advance (as hereinafter defined) to an Indemnified Party the aggregate taxes paid or accrued by such Indemnified Party for any taxable year shall be more than the amount of such taxes which would have been payable by the Indemnified Party had no such Advance been made, and if such increase in taxes was not taken into account in determining the amount of the Advance, then such increase in taxes will be treated as Taxes for which Lessee must indemnify the Indemnified Party pursuant to this Section 7(b). Upon the final determination of any contest pursuant to Section 7(b)(iv) hereof in respect of any Taxes for which Lessee has made an Advance, the amount of Lessee's obligation shall be determined under this
         Section 7(b)(iii) as if such Advance had not been made. Any obligation of Lessee under this Section 7(b) and the Indemnified Party's obligation to repay the Advance will be satisfied first by set off against each other and any difference owing by either party will be paid within 10 days of such final determination.

                          (iv) Notice and Contest. If written claim is received by an Indemnified Party for Taxes, which claim, if sustained, would require the payment of an indemnity by Lessee pursuant to this
         Section 7(b), such Indemnified Party shall notify Lessee of such claim within 15 days after its receipt; provided, that failure to provide such notice within 15 days will not relieve Lessee of any indemnification obligation pursuant to this Section 7(b) if such failure does not preclude Lessee from exercising its contest rights hereunder. Payments due from Lessee to such Indemnified Party pursuant to this Section 7(b) shall be made directly to such Indemnified Party within 30 days of written demand by such Indemnified Party to Lessee. If requested by Lessee in writing (provided, that Lessee shall have furnished Indemnified Party with a written opinion of Vinson & Elkins L.L.P. or other independent counsel selected by Lessee and reasonably satisfactory to Indemnified Party to the effect that a reasonable basis in law and fact exists under ABA opinion 85-352), such Indemnified Party shall upon receipt of indemnity reasonably satisfactory to it and at the expense of Lessee (including, without limitation, all reasonable costs, expenses, losses, legal and accountants' fees, and disbursements, penalties, interest incurred in contesting such claim, and additions to tax) in good faith contest, in the name of such Indemnified Party or, if requested by Lessee, in the name of Lessee (or permit Lessee, if desired by Lessee, to contest in the name of Lessee) if permissible under applicable laws, the validity, applicability or amount of such





                        PARTICIPATION AGREEMENT [N605SW]

         Taxes by (i) resisting payment thereof if practicable, (ii) not paying the same except under protest, if protest shall be necessary and proper, (iii) if payment shall be made, using reasonable efforts to obtain a refund thereof in appropriate administrative or judicial proceedings, and (iv) taking such other action as is reasonably requested by Lessee from time to time. The Indemnified Party shall determine the method of any contest and (in good faith consultation with Lessee) control the conduct thereof. Notwithstanding anything contained in this Section 7(b)(iv), an Indemnified Party will not be required to contest, or to continue to contest, the validity, applicability or amount of any Tax (or portion thereof) (w) unless Lessee shall have acknowledged in writing its obligation to indemnify the Indemnified Party hereunder in the event the Indemnified Party does not prevail in such contest, (x) if such contest would result in any material risk of criminal penalties or any material risk of sale, forfeiture or loss (or loss of use) of the Aircraft, the Airframe or any Engine or any Part or any interest therein, (y) if a Lease Event of Default has occurred and is continuing or (z) if the claim (when aggregated with related or correlative adjustments with respect to such Indemnified Party) will not exceed $10,000. The Owner Participant shall not be required to appeal, or seek leave to appeal, an adverse judicial determination with respect to such Taxes to the United States Supreme Court. If an Indemnified Party contests a Tax by making a payment and seeking a refund thereof, then Lessee shall advance to such Indemnified Party, on an interest-free basis, an amount equal to the Taxes and any penalties, additions to tax, fines and interest thereon (which shall collectively be known, only for the purpose of this Section 7(b), as an "Advance") that are paid by such Indemnified Party in connection with such contest. Such Advance shall be repayable to Lessee at the time and in the manner specified in the last paragraph of Section 7(b)(iii). If any Indemnified Party shall obtain a refund of all or any part of such Taxes for which an indemnity was paid by Lessee, such Indemnified Party shall pay Lessee the amount of such refund as is attributable to the Taxes for which such indemnity was paid; provided, however, that such amount shall not be payable before such time as Lessee shall have made all payments or indemnities to such Indemnified Party then due under this Section 7(b) and under the Lease. If in addition to such refund such Indemnified Party shall receive an amount representing interest on the amount of such refund, Lessee shall be paid that proportion of such interest which is fairly attributable to Taxes paid with an indemnity payment or Advance by Lessee prior to the receipt of such refund, reduced by taxes imposed on such Indemnified Party on receipt of such refund or interest and increased by any taxes saved by reason of the deductibility of such payment by the Indemnified Party. Any subsequent determination that such Indemnified Party was not entitled to all or any portion of any refund paid to Lessee shall be treated as a Tax indemnifiable under Section 7(b)(i) without regard to Section 7(b)(ii). Lessee shall not be deemed to be in default under any of the indemnification provisions under this Section 7(b) so long as it or any Indemnified Party shall diligently prosecute such contest; provided, that Lessee shall nonetheless be required to pay all Advances and expenses required hereunder. In case any report or return is required to be made with respect to any obligation of Lessee under this Section 7(b) or arising out of this Section 7(b), Lessee will either timely make such report or return in such manner as will show the ownership of the Aircraft in Owner Trustee, and send a copy of such report or return to Owner Trustee (except for any report or return that an Indemnified Party has notified Lessee that the Indemnified Party intends to file or that the Indemnified Party is required by law to file), or will notify Owner Trustee of such





                        PARTICIPATION AGREEMENT [N605SW]
         requirement and prepare and deliver such report or return to the Indemnified Party in such manner as shall be satisfactory to such Indemnified Party and Owner Trustee.

                          Notwithstanding the above provisions of this Section 7(b), any Indemnified Party in its sole discretion (by written notice to Lessee) may unconditionally waive its rights to the indemnities provided for in this Section 7(b) with respect to any Taxes, and refrain from contesting, or continuing the contest of such Taxes, in which event Lessee shall have no liability to such Indemnified Party hereunder with respect to such Taxes. In addition, if an Indemnified Party shall agree to a settlement of any contest under this Section 7(b) without the prior written consent of Lessee, then the Indemnified Party shall be deemed to have waived its rights to the indemnities provided in this Section 7(b) with respect to the subject matter of such settlement. Lessee agrees to consider in good faith any settlement proposal made with respect to any contest under this
         Section 7(b).

                          (v) Withholdings. Notwithstanding the exceptions in Section 7(b)(ii), Lessee agrees that each payment of Rent and any amount payable on the Certificates shall be free of all withholdings (other than a U.S. withholding tax, except to the extent described in Section 15.05(d) of the Trust Indenture) of any nature whatsoever except to the extent otherwise required by law, and in the event that any such withholding is so required, Lessee shall pay an additional amount of Rent such that after the deduction of all amounts required to be withheld, the net amount actually received by each Indemnified Party will equal the amount that would be due absent such withholding. In the event additional Rent is paid by Lessee to provide for withholdings pursuant to the preceding sentence in respect of Taxes that are excepted from indemnification hereunder pursuant to
         Section 7(b)(ii)(2)-(7), the Indemnified Party on whom the Tax is imposed by way of withholding on payments to such person shall, promptly upon receipt of notice from Lessee, reimburse Lessee for such additional Rent. As used in this Section 7(b)(v), a "U.S. withholding tax" shall mean any withholding tax imposed by the United States of America (A) with respect to any Certificate pursuant to treaty or federal law imposing withholding tax generally on payments to Persons not organized or resident in the United States or (B) in the nature of backup withholding under section 3406 of the Code and the regulations thereunder, or any successor or similar provision of the Code, federal tax law or regulations thereunder. All U.S. withholding taxes with respect to any Certificate shall be borne by the Holder of the relevant Certificate and none of Lessee, Owner Participant, Indenture Trustee or Owner Trustee shall be responsible for any U.S. withholding tax with respect to such Certificate, except that Lessee shall be responsible to pay any such withholding taxes, at no after-tax cost to Owner Participant, Lessor or the Estate, to the extent described in
         Section 15.05(d) of the Trust Indenture. Owner Trustee may (or, if Lessee is making any payment directly to the Holder of any Certificate or to the Indenture Trustee, Lessee shall) or Indenture Trustee shall withhold any applicable U.S. withholding tax from the amount then due and pay (and, if Lessee is making any payment to the Holder or the Indenture Trustee, Lessee shall pay) any amount withheld to the appropriate federal taxing authority; provided, that Lessee shall indemnify and hold the Owner Trustee and the Owner Participant harmless on an after-tax basis from and against any and all liability arising from any failure by any Person to withhold any U.S. withholding taxes with respect to payments required to be made with respect to the Certificates, and Lessee shall timely prepare and file, or, if required by applicable law, present to the Owner Trustee for





                        PARTICIPATION AGREEMENT [N605SW]
         filing, all information returns required to be prepared with respect to any such withholding tax payments or otherwise with respect to payments under the Certificates.

                 (c)      General Indemnity.

                          (i) Indemnity. Lessee hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to pay, assume liability for and indemnify, protect, defend, save and keep harmless each Indemnified Party from and against, on a net after-tax basis as provided in Section 7(b)(iii), any and all liabilities, obligations, losses, damages, settlements, claims, actions, suits, penalties, costs, expenses and disbursements (including but not limited to reasonable legal and investigative fees and expenses and Transaction Costs to the extent not required to be paid by Owner Participant pursuant to Section 16 hereof, and all costs and expenses relating to amendments, supplements, waivers and consents to and under the Operative Agreements, but excluding internal overhead costs and expenses such as salaries) of whatsoever kind and nature, including but not limited to negligence, liability of an owner, strict or absolute liability, liability without fault and liability in tort (any of the foregoing being called a "Loss") which may from time to time be imposed on, incurred by or asserted against any Indemnified Party or the Aircraft, Airframe, any Engine or any Part or any portion of the Trust Estate or the Trust Indenture Estate (whether or not any such Loss is also indemnified or insured against by any other Person or such Indemnified Party has also indemnified any other Person against such Loss) in any way relating to or arising out of (a) any Operative Agreement, the enforcement thereof or any of the transactions contemplated thereby (including, without limitation, the performance or observance of all obligations and conditions of Lessee thereunder, or the falsity of any representations or warranties of Lessee therein or thereunder or in any document or certificate delivered pursuant thereto), (b) the purchase, acceptance or rejection of the Aircraft, (c) the Aircraft, the Airframe, any Engine, any engine or any Part, any data or any other thing delivered or to be delivered under an Operative Agreement, including without limitation, the ownership, financing, refinancing, delivery, nondelivery, lease, sublease, assignment, registration, reregistration, deregistration, possession, use, non- use, presence, operation, condition, storage, preparation, installation, testing, manufacture, design, fitness for use, merchantability, modification, replacement, substitution, alteration, maintenance, repair, re-lease, sale, return, transportation, transfer, abandonment or other disposition thereof or any portion thereof (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement, or arising under environmental control, noise or pollution laws or regulations, and loss of or damage to any property or the environment or death or injury to any person), or (d) the offer, sale or delivery of the Certificates, whether before or after the Delivery Date (the indemnity in this clause (d) to extend also to any Person who controls an Indemnified Party, its successors, assigns, employees, servants and agents within the meaning of Section 15 of the Securities Act).

                          (ii)         Exceptions.  The indemnity set forth in
         Section 7(c)(i) shall not extend to any Loss with respect to such Indemnified Party (A) to the extent that such Loss is caused by acts, omissions or events which occur after full and final compliance by Lessee with all the terms of the Operative Agreements, (B) to the extent such Loss is caused by acts,





                        PARTICIPATION AGREEMENT [N605SW]
         omissions or events which occur following the earlier of: (I) acceptance of possession of the Airframe or any Engine or Part by Lessor or its designee pursuant to the terms of the Lease (other than pursuant to Section 15 thereof, in which case Lessee's liability under this Section 7(c) shall survive for so long as Lessor shall be entitled to exercise remedies under such Section 15), (II) the termination of the Term in accordance with Section 9 of the Lease, or
         (III) the transfer of title to the Aircraft to Lessee (or its designee) pursuant to Section 10.1.4 or Section 18.2 of the Lease, (C) to the extent that such Loss is a Tax or a loss of tax benefits, whether or not Lessee is required to indemnify therefor pursuant to
         Section 7(b) hereof, (D) to the extent that such Loss is caused by the willful misconduct or gross negligence of such Indemnified Party (other than willful misconduct or gross negligence imputed to such Indemnified Party solely by reason of its interest in the Aircraft) or any material misrepresentation or violation or breach of any obligations of such Indemnified Party contained in the Operative Agreements then in force unless such misrepresentation, violation or breach is a result of Lessee's failure to comply with the terms of any Operative Agreement to which it is a party, or (E) to the extent such Loss is associated with a sale, assignment or transfer by such Indemnified Party of its respective interest in the Aircraft, the Certificates or the transactions contemplated hereby (other than (1) as required by the Operative Agreements and (2) during the continuance of a Lease Default (of the type described in Section 14.1 or 14.5 of the Lease) or a Lease Event of Default or the exercise of remedies under the Lease). This Section 7(c) does not constitute a guarantee of the useful life or residual value of the Aircraft or a guarantee that the Certificates will be paid.

                          (iii) Notice. If any Indemnified Party or Lessee has knowledge of any Loss for which Lessee is obligated to indemnify under this Section 7(c), it shall give prompt written notice thereof to Lessee or such Indemnified Party, as the case may be, but failure to give such notice shall not relieve Lessee of its obligations hereunder or from any other obligation that Lessee may have to such Indemnified Party at law or in equity, and no payment by Lessee to an Indemnified Party pursuant to this Section 7(c) shall be deemed to constitute a waiver or release of any right or remedy which Lessee may have against such Indemnified Party for any actual damages as a result of the failure by such Indemnified Party to give Lessee such notice.

                          (iv) Right to Defend; Subrogation; Fees and Expenses of Trustees. Lessee shall be entitled (and, at the Indemnified Party's election, shall be obligated), at its sole cost and expense, acting through counsel selected by Lessee reasonably acceptable to the respective Indemnified Party, (A) in any judicial or administrative proceeding that involves solely a claim for which payment or indemnity is sought under this Section 7(c), to assume responsibility for and control thereof, (B) in any judicial or administrative proceeding involving a claim for which payment or indemnity is sought under this Section 7(c), and other claims related or unrelated to the transactions contemplated by the Operative Agreements, to assume responsibility for and the control of such claim for which payment or indemnity is sought under this Section 7(c) to the extent that the same may be and is severed from such other claims (and such Indemnified Party shall use its reasonable best efforts to obtain such severance), and (C) in any other case, to be consulted by such Indemnified Party with respect to judicial proceedings subject to the control of such Indemnified Party. Notwithstanding any of the foregoing to the contrary, Lessee shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings (1) while any Lease Default (of the





                        PARTICIPATION AGREEMENT [N605SW]
         type described in Section 14.1 or 14.5 of the Lease) or Lease Event of Default shall have occurred and be continuing, (2) if such proceedings will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on, the Aircraft or the Trust Estate or the Trust Indenture Estate or any part thereof or the loss or impairment of the Lien of the Trust Indenture on all or any part of the Trust Indenture Estate, (3) if such proceedings could, in the good faith opinion of the Indemnified Party, entail any risk of material criminal liability or material civil penalty or (4) if in the written opinion of counsel to such Indemnified Party an actual or potential material conflict of interest exists making it advisable for such Indemnified Party to be represented by separate counsel. The Indemnified Party may participate at its own expense and with its own counsel in any judicial proceeding controlled by Lessee pursuant to the preceding provisions.

                 The Indemnified Party shall supply Lessee, at Lessee's expense, with such information within its possession reasonably requested by Lessee as is necessary or advisable for Lessee to control or participate in any proceeding to the extent permitted by this Section 7(c). Such Indemnified Party shall not enter into a settlement or other compromise with respect to any Loss without the prior written consent of Lessee (except during the continuance of a Lease Default (of the type described in Section 14.1 or 14.5 of the Lease)
or Lease Event of Default when such consent shall not   be required if such
Indemnified Party gives 10 days' prior written notice to Lessee describing the proposed settlement or other compromise), which consent shall not be unreasonably withheld or delayed, unless such Indemnified Party waives its right to be indemnified with respect to such Loss under this Section 7(c).

                 Lessee shall supply the Indemnified Party with such information reasonably requested by the Indemnified Party as is necessary or advisable for the Indemnified Party to control or participate in any proceeding to the extent permitted by this Section 7(c).

                 Upon payment or indemnification of any amount pursuant to this
Section 7(c), Lessee, without any further action, shall be subrogated to any claims the Indemnified Party may have relating thereto other than claims under
Section 5.03 or 7.01 of the Trust Agreement or Section 9.06 of the Trust Indenture, comparable claims arising in favor of the Owner Trustee or the Indenture Trustee as a matter of trust law and claims under any insurance maintained by any Indemnified Party or any of its Affiliates. The Indemnified Party agrees to give such further assurances or agreements and to cooperate in all reasonable respects with Lessee and its insurers to permit Lessee to pursue such claims.

                 In the event that Lessee shall have paid an amount to an Indemnified Party pursuant to this Section 7(c), and such Indemnified Party subsequently shall be reimbursed in respect of such indemnified amount by any other Person, such Indemnified Party shall (provided no Lease Default or Lease Event of Default shall have occurred and be continuing) promptly pay (but not before Lessee shall have made all payments then due to such Indemnified Party pursuant to this Section 7(c) and any other payments then due under the Operative Agreements) an amount equal to the amount of such reimbursement (adjusted for any net tax impact of such receipt and payment, but in no event more than such indemnified amount previously paid to such Person) to Lessee. Subject to the provisions of the preceding sentence, Lessee's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor, whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of any other document or instrument, and the Person





                        PARTICIPATION AGREEMENT [N605SW]
seeking indemnification from Lessee pursuant to any provision of this Agreement may proceed directly against Lessee without first seeking to enforce any other right of indemnification.

                 Lessee agrees to pay the reasonable and continuing fees and expenses of the Indenture Trustee (including the reasonable fees and expenses of its counsel and any agent appointed in accordance with Section 9.02(c) of the Trust Indenture) and, as provided in Section 6.07 of the Trust Agreement, the Owner Trustee (including, but not limited to, the reasonable fees and expenses of its counsel), without cost, on a net after-tax basis, to the Owner Participant, for acting as such, other than such fees and expenses which constitute Transaction Costs. Lessee agrees that it will pay the reasonable fees and expenses of any separate owner trustee or co-trustee appointed pursuant to Section 9.02 of the Trust Agreement as a result of any requirement of law or if otherwise required by any Operative Agreement or if requested, or consented to, by the Lessee.

                 (d) Owner Participant's Indemnity. Owner Participant covenants and agrees that if (i) Lessee has elected pursuant to Section 9.1 of the Lease to terminate the Lease by causing the Aircraft to be sold pursuant to
Section 9.2 of the Lease and (ii) Owner Trustee has, pursuant to Section 9.3 of the Lease, given to Lessee written notice of Lessor's election to retain title to the Aircraft, and (iii) Owner Trustee has failed to make, on or before the proposed termination date, any payment required to be made by Owner Trustee pursuant to Section 9.3 in connection with its retention of title to the Aircraft, Owner Participant will indemnify Lessee for any losses, damages, costs or expenses of any kind (including any excess of the highest bid received on or before the proposed termination date over the price for which the Aircraft may subsequently be sold (but disregarding any portion of such bid or such price in excess of the applicable Termination Value), any additional Rent paid by Lessee (less an amount representing the fair value to Lessee of its use of the Aircraft for the period of time in respect of which such Rent was paid) and any reasonable fees and expenses of lawyers, appraisers, brokers or accountants) incurred as a consequence of such failure by Owner Trustee.

                 (e) Payments. Any payments made pursuant to this Section 7 shall be made directly to the Person entitled thereto within 10 Business Days of demand therefor in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, postage prepaid at its address as set forth in this Agreement.

                 (f) Interest on Overdue Amounts. If any amount payable by Lessee or any Indemnified Party, as the case may be, under this Section 7 is not paid when due, Lessee or such Indemnified Party, as the case may be, shall pay an additional amount equal to interest at the Overdue Rate on the overdue amount for the period from and including the due date for the overdue payment to but excluding the date of payment of the overdue amount.

                 (g) Survival. All indemnities, obligations, adjustments and payments provided for in this Section 7 shall survive, and remain in full force and effect, notwithstanding the expiration or other termination of this Agreement, the Lease or any other Operative Agreement. The obligations of Lessee in respect of all such indemnities, obligations, adjustments and payments are expressly made for the benefit of, and shall be enforceable by, each Indemnified Party or other indemnitee entitled thereto, without taking any action under the Lease.





                        PARTICIPATION AGREEMENT [N605SW]

                 SECTION 8.            Other Representations, Warranties,
Covenants and Indemnities.  (a)      Securities Laws.  The Owner Participant
represents that it is acquiring its interest in the Trust Estate for investment purposes only and not with a present intent as to any resale or distribution thereof (subject nonetheless to any requirement of law that the disposition of its properties shall at all times be and remain within its control) and that neither it nor anyone acting on its behalf has directly or indirectly offered any interest in the Trust Estate or any Certificates or any similar securities for sale to, or solicited any offer to acquire any of the same from, anyone in a manner which would result in a violation of the Securities Act or the securities laws, rules and regulations of any state.

                 (b) Citizenship. (a) Although the Owner Participant is not a "citizen of the United States" within the meaning of 49 U.S.C. 40102(a)(15)(C), it has, however, concurrently with the execution hereof, entered into the Trust Agreement, pursuant to Article XII of which it has transferred to the Owner Trustee the Control Rights (as such term is defined in the Trust Agreement) to assure that such Control Rights will be controlled by a "citizen of the United States" within the meaning of 49 U.S.C. 40102(a)(15)(C), and that the Owner Participant shall have no power to influence or limit the exercise of the Owner Trustee's authority in respect thereof under the Trust Agreement; (b) Article XII of the Trust Agreement complies with the provisions of Section 47.7(c) of the FAA Regulations and the affidavit of the Owner Trustee in the form attached as Exhibit 1 to the Trust Agreement and submitted to the FAA in connection therewith is true and correct in all material respects; (c) the Owner Participant will fully and faithfully comply with the provisions of Article XII of the Trust Agreement so long as the Trust Agreement shall remain in effect and in furtherance thereof will maintain the Trust Agreement in effect with a trustee that is a "citizen of the United States";
(d) at such time as the Owner Participant shall become a "citizen of the United States", its obligation to maintain the provisions of Article XII of the Trust Agreement shall cease, except that so long as the Trust Indenture shall remain in effect, the Trust Agreement shall not be amended to remove the provisions of
Article XII thereof unless prior thereto Lessee and the Indenture Trustee shall have received such opinions of counsel and such amendments of documents and such other things as such parties shall reasonably request in connection with maintaining the validity, perfection and priority of the lien of the Trust Indenture and the valid and continued registration of the Aircraft pursuant to 49 U.S.C. 44102(a)(1)(B) and (e) if the Owner Participant shall fail to maintain in effect the Trust Agreement with a trustee that is a "citizen of the United States" and, as a result of such failure, the Aircraft shall be, or would therefore become (or if the Owner Participant shall have received an opinion of counsel to the effect that the Aircraft may or will for any other reason become), ineligible for registration in the name of the Owner Trustee under the Act and regulations then applicable thereunder (it being understood that the effect of any such status shall be determined without giving consideration to any provision of the Act (or any superseding statute) which permits United States registration of an aircraft based on conditions which impose restrictions on the location and use of such aircraft or otherwise restrict the ability of an air carrier to operate an aircraft in the ordinary course of its business), then the Owner Participant shall (at its own expense and without any reimbursement or indemnification from Lessee) as soon as is reasonably practicable but in any event within 30 days after obtaining actual knowledge of such loss of citizenship (A) take any action as may be necessary to prevent any deregistration or to maintain the United States registration of the Aircraft and (to the extent such recordation is dependent on the U.S. registration of the Aircraft) the recordation with the FAA of the Trust Indenture and the Lease, or (B) transfer its beneficial interest in the Trust Estate in accordance with Section 8(l) hereof, provided, that with the consent of the Indenture Trustee, upon the occurrence and continuation of a Lease Default or a Lease Event of





                        PARTICIPATION AGREEMENT [N605SW]

Default and upon obtaining registration of the Aircraft pursuant to the provisions of 49 U.S.C. 44102(a)(1)(C)the Owner Participant may amend the Trust Agreement in accordance with the terms thereof to remove the provisions of
Article XII thereof; provided, further, that upon the request of Lessee and the Indenture Trustee, the Owner Participant shall cooperate with Lessee in causing the Aircraft to be registered in accordance with 49 U.S.C. 44102(a)(1)(C). Amendment of the Trust Agreement to remove the provisions of Article XII thereof pursuant to either of the provisos to the immediately preceding sentence shall, so long as the Trust Indenture shall be in effect, be permitted only if such amendments to the Operative Agreements shall have been entered into, and such other things shall have been done, as Lessee and Indenture Trustee may reasonably request in connection with maintaining the valid and continued registration of the Aircraft pursuant to 49 U.S.C. 44102(a)(1)(C).
It is understood that: (1) the Owner Participant shall be liable to any of the other parties hereto for any damages suffered by any such other party as the result of the representations and warranties of the Owner Participant in clauses (a) and (b) of this Section 8(b) proving to be untrue as of the Delivery Date; and (2) the Owner Participant shall be liable to Lessee, any Sublessee and any Holder for any damages which may be incurred by Lessee, any Sublessee or such Holder as a result of such loss of citizenship by the Owner Participant and the inability to register (or maintain the registration of) the Aircraft in the name of the Owner Trustee under the Act and regulations then applicable thereunder as a result of such loss of citizenship. Each of Lessee (as provided in Section 11(b)), the Original Loan Participant, the Owner Trustee and the Indenture Trustee agrees, upon the request and at the sole expense of the Owner Participant, to take all reasonable acts requested by the Owner Participant in complying with its obligations under clause (A) or (B) of clause (e) of this Section 8(b). SBC, in its individual capacity, represents and warrants to the other parties to this Agreement that it is a "citizen of the United States" as defined in 49 U.S.C. Section 40102(a)(15)(C) and agrees that if at any time a responsible officer of SBC shall obtain actual knowledge that SBC has ceased to be a "citizen of the United States" within the meaning of 49 U.S.C. Section 40102(a)(15)(C) it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Act as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any adverse effect on a Holder, Lessee, a Sublessee or the Owner Participant), effective upon the appointment of a successor Owner Trustee in accordance with Section 9.01 of the Trust Agreement.

                 (c) Chief Executive Office of SBC. SBC in its individual capacity represents and warrants that both the principal place of business of the Owner Trustee and the place where its records concerning the Aircraft and all of its interest in, to and under the Operative Agreements to which it is a party are or will be kept is Hartford, Connecticut (other than such as may be maintained or held by the Indenture Trustee pursuant to the Trust Indenture) and has its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) in Hartford, Connecticut. SBC in its individual capacity agrees that it will not change the location of such office to a location outside of Hartford, Connecticut, without 10 days' prior written notice to Lessee, Indenture Trustee and the Owner Participant.

                 (d) Securities Laws. The Original Loan Participant represents and warrants that the Series SWA 1995 Trust N605SW-I Certificate to be issued to it pursuant to the Trust Indenture is being acquired by it with no present intent to make any resale or distribution thereof which would require registration under the Securities Act and it will not offer or sell any Certificate in violation of the Securities Act; provided, that the disposition of its property shall at all times be and remain within its control, and that neither it nor anyone acting on its behalf has offered any Certificates or





                        PARTICIPATION AGREEMENT [N605SW]
any similar securities relating to the Aircraft for sale to, or solicited any offer to buy any Certificates or any similar securities relating to the Aircraft from, any person or entity other than in a manner required by the Securities Act and the rules and regulations thereunder and the securities laws, rules and regulations of any state.

                 (e)      [Intentionally Reserved].

                 (f) Owner Participant's Representations and Warranties. The Owner Participant represents and warrants as follows:

                          (i) the Owner Participant is a corporation duly organized and validly existing in good standing under the laws of the State of Massachusetts, and has the corporate power and authority to carry on its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under the Owner Participant Agreements;

                          (ii) the Owner Participant Agreements have been duly authorized by all necessary corporate action on the part of the Owner Participant, do not require any approval not already obtained of stockholders of the Owner Participant or any approval or consent not already obtained of any trustee or holders of any indebtedness or obligations of the Owner Participant, and have been duly executed and delivered by the Owner Participant, and, subject to and in reliance upon the representations made by the Original Loan Participant and Lessee in Sections 8(o) and 7(a)(xv), respectively, and compliance with the covenants of Section 8(d), neither the execution and delivery thereof by the Owner Participant, nor the consummation of the transactions contemplated thereby by the Owner Participant, nor compliance by the Owner Participant with any of the terms and provisions thereof will contravene any United States federal or state law, judgment, governmental rule, regulation or order applicable to or binding on the Owner Participant (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee, other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable aviation law) or contravene or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Permitted Liens of the type described in clause (a) of the definition thereof) upon the Trust Estate under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which the Owner Participant is a party or by which it or its properties may be bound or affected;

                          (iii) assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, each of the Owner Participant Agreements constitutes a legal, valid and binding obligation of the Owner Participant enforceable against the Owner Participant in accordance with the terms thereof;

                          (iv)         there are no pending or, to the
         knowledge of the Owner Participant, threatened actions or proceedings against the Owner Participant before any court or administrative agency which, if determined adversely to the Owner Participant, would





                        PARTICIPATION AGREEMENT [N605SW]
         materially adversely affect the financial condition of the Owner Participant or the ability of the Owner Participant to perform its obligations under the Owner Participant Agreements; and

                          (v) on the Delivery Date, there will be no Lessor Liens attributable to the Owner Participant.

                 (g) Lessor Liens. Each of SBC in its individual capacity and the Owner Participant severally covenants and agrees (i) that it shall not cause or permit to exist a Lessor Lien attributable to it with respect to the Aircraft or any other portion of the Trust Estate, (ii) that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Lessor Lien attributable to it, and (iii) that it will make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from such Lessor Liens attributable to it.

                 (h) Indenture Trustee Liens. Wilmington Trust Company in its individual capacity covenants and agrees that it shall not cause or permit to exist any Lien, arising as a result of (i) claims against the Indenture Trustee not related to its interest in the Aircraft or the administration of the Trust Estate pursuant to the Trust Indenture, (ii) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Agreements to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct,
(iii) claims against the Indenture Trustee relating to Taxes or Losses which are excluded from the indemnification provided by Section 7 hereof pursuant to said Section 7, or (iv) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Aircraft, the Trust Estate, the Trust Indenture Estate or the Operative Agreements other than (A) a transfer of the Aircraft pursuant to Section 9, 10 or 18 of the Lease or Article 5 or 8 of the Trust Indenture, (B) any borrowing pursuant to Section 17 hereof, or (C) a transfer of the Aircraft pursuant to
Section 15 of the Lease while a Lease Event of Default is continuing and prior to the time that the Indenture Trustee has received all amounts due pursuant to the Trust Indenture.

                 (i) Termination Instructions to Owner Trustee. The Owner Participant will not instruct the Owner Trustee to terminate any Operative Agreement in violation of the terms thereof.

                 (j) Excess Payment. If (i) all or any part of the Trust Estate becomes the property of, or the Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Reform Act of 1978 or any successor provision, (ii) pursuant to such reorganization provisions the Owner Trustee (in its individual capacity) or the Owner Participant is required, by reason of the Owner Trustee (in its individual capacity) or the Owner Participant being held to have recourse liability to any Holder or the Indenture Trustee, directly or indirectly (other than the recourse liability of the Owner Participant under this Agreement), to make payment on account of any amount payable as principal, Break Amount, if any, Premium, if any, or interest on the Certificates, and (iii) any such Holder or the Indenture Trustee actually receives any Excess Payment (as hereinafter defined) which reflects any payment by the Owner Trustee (in its individual capacity) or the Owner Participant on account of clause (ii) above, then such Holder or the Indenture Trustee shall promptly refund to the Owner Trustee or the Owner Participant (whichever shall have made such payment) such Excess Payment. For purposes of this Section 8(j), "Excess Payment" means the amount by which such payment exceeds the amount which would have been received by such Holder or the Indenture Trustee if the Owner Trustee (in its individual capacity) or the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this





                        PARTICIPATION AGREEMENT [N605SW]

Section 8(j) shall prevent such Holder or the Indenture Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Trustee (in its individual capacity) or the Owner Participant under this Agreement or the Trust Indenture (and any exhibits or annexes thereto).

                 (k) Representations and Warranties of Indenture Trustee in Individual Capacity. The Indenture Trustee represents and warrants, in its individual capacity, as follows:

                          (i) it is a "citizen of the United States" as defined in 49 U.S.C. Section 40102(a)(15)(C) that it will notify promptly all parties to this Agreement if in its reasonable opinion its status as a "citizen of the United States" is likely to change and that it will resign as Indenture Trustee as provided in Section 9.07 of the Trust Indenture if it should cease to be a "citizen of the United States";

                          (ii) it is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform its obligations under the Trust Indenture and this Agreement and to authenticate the Certificates;

                          (iii) the Indenture Trustee Agreements, and the authentication of the Certificates have been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any federal or Delaware law or regulation governing its banking or trust powers or any judgment or order binding on it or contravene or result in any breach of, or constitute any default under its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected;

                          (iv) each of the Indenture Trustee Agreements has been duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is the legal, valid and binding obligation of the Indenture Trustee, enforceable against it in accordance with its terms;

                          (v) neither the execution and delivery by it, in its individual capacity or as Indenture Trustee, as the case may be, of this Agreement or the Trust Indenture nor the consummation of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, or the registration with, any governmental authority or agency pursuant to any law of the State of Delaware or the United States governing the banking or trust powers of the Indenture Trustee; and

                          (vi) neither it nor anyone authorized to act on its behalf has directly or indirectly offered any beneficial interest or security relating to the ownership of the Aircraft or the Lease or any interest in the Trust Estate or the Trust Indenture Estate, or any of the Certificates or any other interest in or security under the Trust Indenture, for sale to, or solicited any offer to acquire any such interest or security from, or has sold any interest or security to, any Person, and it will not directly or indirectly make any such offer, solicitation or sale.





                        PARTICIPATION AGREEMENT [N605SW]

                 (l) Transfers of Equity Interests; Rights of Owner Participant and Owner Trustee. So long as the Aircraft shall be leased to Lessee under the Lease and so long as the Certificates are outstanding, the Owner Participant will not sell, assign, convey or otherwise transfer any of its right, title or interest in and to this Agreement, the Trust Estate or the Trust Agreement to any Person unless (i) the proposed transferee is a "Transferee" (as defined below) and (ii) the Owner Participant shall have delivered to the Owner Trustee, Lessee and the Indenture Trustee an opinion (in form, scope and substance reasonably satisfactory to the Indenture Trustee and Lessee) of counsel reasonably satisfactory to the Indenture Trustee and Lessee to the effect that the agreement referred to in clause (O) below and any guaranty required by clause (B) or (C) below, are the legal, valid, binding and enforceable obligations of the Transferee and the guarantor, if any, as the case may be. A "Transferee" shall mean either (A) a U.S. bank or other financial institution with a combined capital, surplus and undivided profits of at least $75,000,000 or a limited partnership or corporation whose net worth is at least $75,000,000, (B) any subsidiary of such a bank, financial institution, limited partnership or corporation; provided, that such bank, financial institution, limited partnership or corporation furnishes to the Owner Trustee, the Indenture Trustee and Lessee a guaranty in the form attached as Exhibit A hereto with respect to the Owner Participant's obligations, in the case of the Owner Trustee, under the Trust Agreement and, in the case of the Indenture Trustee and Lessee, the Owner Participant's obligations hereunder, or (C) any other corporation or limited partnership, provided such obligations are guaranteed by the transferor Owner Participant; provided, however, that unless otherwise consented to by Lessee any Transferee shall not be an air carrier, an air freight forwarder or other similar Person or a corporation controlling, controlled by or under common control with such an air carrier, an air freight forwarder or other similar Person. Each such transfer to a Transferee shall be subject to the conditions that (M) upon giving effect to such transfer, the Transferee is a "citizen of the United States" within the meaning of 49 U.S.C.
Section 40102(a)(15)(C) or the Transferee, at its sole cost and expense on an after-tax basis (including any continuing costs of any voting trust), shall have entered into a voting trust or similar arrangement which permits the registration of the Aircraft under the Act in the name of the Owner Trustee without any restriction on the operation of the Aircraft, (N) the Transferee has the full power and authority to enter into and carry out the transactions contemplated hereby, (O) the Transferee enters into an agreement or agreements, in form and substance reasonably satisfactory to the Owner Trustee, Lessee and the Indenture Trustee, whereby the Transferee confirms that it shall be deemed a party to this Agreement and a party to the Trust Agreement and agrees to be bound by all of the terms of, and to undertake all of the obligations of the transferor Owner Participant contained in the Owner Participant Agreements and makes representations of the scope provided for as to the Owner Participant in each of the Operative Agreements, (P) such transfer does not result in a nonexempt prohibited transaction under Section 4975 of the Code or Section 406 of ERISA with respect to such Holders about which the Owner Participant shall have received such information as may be reasonably necessary in making such determination (and Owner Participant shall request such information and each of Lessee, the Original Loan Participant and the Indenture Trustee shall cooperate in providing such information as may be available), (Q) such transfer does not violate any applicable law including, without limitation, the Act, or any rules or regulations promulgated thereunder, the Securities Act or the Trust Indenture Act of 1939, (R) after giving effect to such transfer, there shall be no more than one Owner Participant of record at that time, and (S) such transfer will not give rise to an Indenture Default or Indenture Event of Default; and Lessee or the Indenture Trustee may request such Transferee to provide an opinion of counsel (who shall be reasonably satisfactory to Lessee and the Indenture Trustee) in form, scope and substance reasonably satisfactory to Lessee and the Indenture Trustee as to any matter set forth in clause (Q) and as to such other matters as Lessee or the Indenture Trustee





                        PARTICIPATION AGREEMENT [N605SW]
may reasonably request. Upon any such transfer by the Owner Participant as above provided, the Transferee shall be deemed the Owner Participant for all purposes hereof and of the other Operative Agreements and each reference herein to the transferor Owner Participant shall be deemed for all purposes, with respect to circumstances existing and requirements arising thereafter, to be to the Transferee and the transferor Owner Participant shall be relieved of all obligations of the transferring Owner Participant under the Owner Participant Agreements arising after the date of such transfer except to the extent fairly attributable to acts or events occurring prior thereto and not assumed by the transferee Owner Participant. If the Owner Participant intends to transfer its interests hereunder, it shall give prior written notice thereof as soon as practicable, but in no event less than ten (10) Business Days prior thereto, to the Indenture Trustee, the Owner Trustee and Lessee, specifying the name and address of the proposed Transferee and the facts necessary to determine whether or not the requirements for a Transferee, as set forth herein, are satisfied. The Owner Participant shall pay, or shall cause the transferee Owner Participant to pay, all of the reasonable costs and expenses (including, without limitation, legal fees and expenses) of the Original Loan Participant and the other parties hereto (except the costs and expenses of Lessee if such transfer is effected during the continuance of a Lease Default (of the type described in Section 14.1 or 14.5 of the Lease) or a Lease Event of Default or in connection with the exercise of remedies under the Lease), on a net after-tax basis, of any such transfer. For purposes of this Agreement, "net worth" shall mean the excess of total tangible assets over total liabilities, each to be determined in accordance with generally accepted accounting principles consistently applied.

                 (m) Obligations of Trustees. The Indenture Trustee shall be responsible for the payment, performance and discharge of, and shall fully and completely pay, perform and discharge, all of its obligations under the Trust Indenture in accordance with the terms thereof. Subject to the terms and provisions of the Trust Agreement, the Owner Trustee shall be responsible for the payment, performance and discharge of, and shall fully and completely pay, perform and discharge, all of its obligations under the Lease in accordance with the terms thereof.

                 (n) Compliance with Trust Indenture. SBC and Wilmington Trust Company, each in its individual capacity, agrees for the benefit of Lessee to comply with the terms of the Trust Indenture which it is required to comply with in its individual capacity.

                 (o) ERISA. The Owner Participant represents and warrants that no part of the funds used by it to acquire its interest in the Trust Estate constitutes "plan assets" of any "employee benefit plan" within the meaning of ERISA or of any "plan" within the meaning of Section 4975(e)(1) of the Code, as interpreted by the Department of Labor. The Original Loan Participant represents and warrants that no part of the funds used by it to acquire the Certificates or any interest therein (including any participation in such Certificates) constitutes "plan assets" of any "employee benefit plan" within the meaning of ERISA or any "plan" within the meaning of Section 4975(e)(1) of the Code.

                 (p) SBC's Representations and Warranties. SBC, in its individual capacity, represents, warrants and covenants that:

                          (i) each of the Owner Trustee Documents has been duly executed and delivered by one of its officers who is duly authorized to execute and deliver such instruments on behalf of the Owner Trustee or SBC, as the case may be;





                        PARTICIPATION AGREEMENT [N605SW]

                          (ii) the Trust Estate is free and clear of Lessor Liens attributable to SBC in its individual capacity, and there are no Liens affecting the title of the Owner Trustee to the Aircraft or resulting from any act or claim against SBC in its individual capacity arising out of any event or condition not related to the ownership, leasing, use or operation of the Aircraft or to any other transaction contemplated by this Agreement or any of the other Operative Agreements, including any Lien resulting from the nonpayment by SBC in its individual capacity of any Taxes imposed or measured by its net income;

                          (iii) there has not occurred any event which constitutes (or to the best of its knowledge would, with the passage of time or the giving of notice or both, constitute) an Indenture Event of Default which has been caused by or relates to SBC in its individual capacity and which is presently continuing;

                          (iv) it is a national banking association duly organized, validly existing and in good standing under the laws of the United States and (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) has the corporate power and authority to enter into and perform its obligations under the Trust Agreement and this Agreement (in its individual capacity), and (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) has full right, power and authority to enter into and perform its obligations as Owner Trustee pursuant to the Trust Agreement under each of the other Owner Trustee Documents;

                          (v) each of the Trust Agreement and this Agreement (in its individual capacity) and the Owner Trustee Documents (in its trust capacity) has been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any federal or Connecticut law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under, its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected;

                          (vi) assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the Owner Trustee Documents has been duly executed and delivered by it and, each of the Trust Agreement and this Agreement (to the extent executed by the Owner Trustee in its individual capacity) is a legal, valid and binding obligation of SBC in its individual capacity and as Owner Trustee, as the case may be, enforceable against such party in accordance with the terms thereof;

                          (vii) on the Delivery Date, the Owner Trustee shall have received whatever title to the Aircraft as was conveyed to it by Lessee;

                          (viii) neither it nor anyone acting on its behalf has offered any interest in the Trust Estate or any Certificates or any similar securities for sale to, or solicited any offer to acquire the same from, anyone, and no responsible officer or responsible employee of SBC has knowledge of any such offer or solicitation, except as set forth in Section 7(a)(x) hereof;





                        PARTICIPATION AGREEMENT [N605SW]

                          (ix) assuming due authorization, execution and delivery of each of the Owner Trustee Documents by each of the parties thereto (other than the Owner Trustee), each of the Owner Trustee Documents is a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its respective terms;

                          (x) there are no proceedings pending or, to the best knowledge of SBC, threatened, against SBC in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would materially and adversely affect the right, power and authority of SBC to enter into or perform its obligations under the Owner Trustee Documents;

                          (xi) neither the due execution and delivery of the Owner Trustee Documents by SBC, in its individual capacity or as Owner Trustee under the Trust Agreement, as the case may be, nor the consummation by it of any of the transactions contemplated thereby require the consent or approval of, the giving of notice to, or the registration with, any federal or Connecticut governmental authority or agency pursuant to any federal or Connecticut law governing the banking or trust powers of SBC; and

                          (xii) no later than sixty (60) days after Lessee shall so request in writing, Owner Trustee shall execute and deliver to Lessee (on a form to be supplied by Lessee) a Texas Sales and Use Tax Certificate of Resale reflecting Owner Trustee's Texas or Connecticut sales tax permit number and Owner Trustee's purchase of the Aircraft pursuant to the Lease for lease to Lessee thereunder, and, if necessary to permit Owner Trustee to issue such Certificate, Owner Trustee shall apply for (on a form to be supplied by Lessee) a Texas sales tax permit.

                 (q) Owner Participant's Lease Expenses. The Owner Participant covenants and agrees to pay or cause the Owner Trustee to pay those costs and expenses specified to be paid by the Owner Participant pursuant to the Lease.

                 (r) Lessee's Assumption of Debt. Subject to compliance by Lessee with all of its obligations under the Operative Agreements and provided that the Series SWA 1995 Trust N605SW-I Certificates are no longer outstanding, each of the Owner Trustee, the Indenture Trustee and the Owner Participant covenants and agrees that, at Lessee's expense at no net after-tax cost to any of such parties (including, without limitation, reasonable attorneys' fees and expenses of each of such parties), (i) if Lessee elects to terminate the Lease and to purchase the Aircraft pursuant to Section 18.2(b) of the Lease, each of such parties will, subject to due compliance by Lessee with the provisions of said Section 18.2(b), execute and deliver appropriate documentation to Transfer to Lessee the Aircraft, and (ii) Lessee, in connection with such purchase, may (if no Lease Event of Default shall have occurred and be continuing, unless such Lease Event of Default is waived by the Indenture Trustee) assume (and, as set forth in Section 18.2(c) of the Lease, receive a credit in an amount equal to the principal amount of the debt assumed, against the purchase price payable by Lessee pursuant to Section 18.2(b) of the Lease) the obligations of the Owner Trustee pursuant to Section
7.03 of the Trust Indenture and the Certificates (and the Lease, to the extent that the Owner Trustee's obligations thereunder are incorporated into the Trust Indenture or the Certificates), and in such event each of the parties shall execute and deliver appropriate documentation as contemplated by Section 7.03 of the Trust Indenture.





                        PARTICIPATION AGREEMENT [N605SW]

                 (s)      [Intentionally Reserved].

                 (t)      [Intentionally Reserved].

                 (u) Lease Adjustments. Section 3.7 of the Lease contemplates that, under certain circumstances, the Owner Participant will make certain recalculations and the Owner Participant hereby agrees to promptly take such actions as may be necessary or desirable to give effect to and to cause the Owner Trustee to give effect to the provisions of Section 3.7 of the Lease.

                 (v) Revocation of Trust Agreement. The Owner Participant agrees, notwithstanding anything to the contrary contained in the Trust Agreement, (i) solely for the benefit of the Indenture Trustee and the Holders that it will not revoke or otherwise terminate the Trust Agreement as long as the Trust Indenture is in effect, and (ii) solely for the benefit of Lessee that it will not revoke or otherwise terminate the Trust Agreement during the Term without the prior written consent of Lessee, except that, notwithstanding the foregoing clauses (i) and (ii), or any other provision of the Operative Agreements to the contrary, the Owner Participant shall have the right to terminate the trusts set forth in the Trust Agreement without the consent of any other party to the Operative Agreements, at any time, if in connection therewith the Owner Participant shall simultaneously create a new trust upon substantially the same terms and conditions as the trusts so terminated and shall cause the Trust Estate to be vested in the Owner Trustee under the new trust upon the same terms and conditions so applied to such terminated trust; provided, however, that in connection with any such termination (A) none of the creation of such new trust, the termination of the trust set forth in the Trust Agreement or the transactions consummated in connection therewith will have any adverse impact on any of Lessee's rights or the Indenture Trustee's rights under the Operative Agreements (including the first priority lien status of the Lien of the Trust Indenture), (B) Lessee shall have no responsibility to indemnify any Indemnified Party under any provision of any Operative Agreement for any Taxes or other consequences that in either case would not have been incurred but for such termination and transfer, (C) the Owner Participant shall indemnify Lessee and the Indenture Trustee for any costs, expenses, taxes or other consequences that in either case would not have been incurred but for such termination and transfer, (D) the Owner Participant shall provide Lessee and the Indenture Trustee with an opinion in form and substance reasonably satisfactory to them as to the effect of such termination and transfer, and (E) immediately after such transfer, the beneficiary of the new trust shall be the same as the beneficiary of the trust set forth in the Trust Agreement. The Owner Participant further agrees (x) promptly to provide instructions to the Owner Trustee, upon the request of the Owner Trustee and as otherwise required or permitted under the Trust Agreement, so as to enable the Owner Trustee to perform its duties and obligations under the Operative Agreements in accordance with the terms and provisions thereof and (y) not to remove the institution acting as Owner Trustee, and not to replace the institution acting as Owner Trustee in the event that such institution resigns as Owner Trustee, unless the Owner Participant shall have consulted in good faith with Lessee prior to such removal or replacement; provided, that no such consultation shall be required if a Lease Event of Default shall have occurred and be continuing.

                 (w)      [Intentionally Reserved].

                 (x) Withholding Taxes. The Original Loan Participant represents that it is exempt from United States withholding taxes, and covenants that, if required to obtain or renew such exemption, it will properly prepare and promptly furnish to each of the Owner Trustee, the Indenture





                        PARTICIPATION AGREEMENT [N605SW]

Trustee, and Lessee Internal Revenue Service Form 1001, Form 4224 (with respect to each tax year) or Form W-8, whichever is applicable. The Original Loan Participant represents, warrants and covenants that it will promptly notify the Owner Trustee, the Indenture Trustee and Lessee if it transfers any interest in its Series SWA 1995 Trust N605SW-I Certificate to any Person, other than pursuant to Section 17 or 18 hereof or Section 8.03(e)(ii) of the Indenture.

                 The Original Loan Participant shall indemnify (on an after-tax basis) and hold harmless the Indenture Trustee, the Owner Trustee, Lessee and the Owner Participant against any United States withholding taxes (and related interest and penalties) which the Indenture Trustee fails to withhold on payments to it as a result of its failure to provide the required certificate or form or the invalidity of any certificate or form provided by it pursuant to this Section 8(x) or as a result of any inaccuracy of the representations set forth in the immediately preceding paragraph. Any amount payable hereunder shall be paid within 30 days after receipt by the Original Loan Participant of a written demand therefor and shall include interest at the Overdue Rate from the date any withholding tax has been paid by such party until the date indemnified by the Original Loan Participant.

                 (y) Discharge of Trust Indenture. The Owner Participant agrees that, at Lessee's expense (including, without limitation, reasonable attorneys' fees and other out-of-pocket expenses of the Owner Trustee and Owner Participant), upon request of Lessee, the Owner Participant will negotiate promptly in good faith with respect to any arrangements pursuant to which the Trust Indenture may be satisfied and discharged in respect of the Certificates in accordance with subsection (ii) or (iii) of Section 10.01(a) of the Trust Indenture, and the Owner Trustee agrees to act upon the instructions of the Owner Participant in connection therewith; provided, however, that the determination whether to so satisfy and discharge the Certificates shall be in the Owner Participant's sole discretion. The Owner Trustee agrees that it will not, and the Owner Participant agrees that during such time as a Lease Event of Default has not occurred it will not cause the Owner Trustee to, take any action to effect such satisfaction and discharge except upon the request of Lessee made pursuant to this Section 8(y).

                 (z)      Permitted Investments.  The Owner Trustee agrees that
(i) so long as the Trust Indenture has not been duly discharged, any profit, income, interest, dividend or gain realized upon the maturity, sale or other disposition of any Permitted Investment made by the Indenture Trustee pursuant to Section 9.04 of the Trust Indenture, and paid to Lessee on behalf of the Owner Trustee by the Indenture Trustee in accordance with the terms of such
Section 9.04, shall be entirely for the account of, and the sole property of, Lessee who, for such purposes, shall not be deemed to be acting as agent of the Owner Trustee, and Lessee shall have no obligation to pay over such profit, income, interest, dividend or gain to the Owner Trustee, (ii) any such profit, income, interest, dividend or gain not theretofore distributed shall, upon discharge of the Trust Indenture, be paid by the Indenture Trustee to Lessee, unless instructed by the Owner Participant to distribute such funds to the Owner Participant or the Owner Trustee to the extent the Owner Participant or the Owner Trustee is owed any amounts under the Operative Agreements that have not been paid when due, and (iii) except to the extent the Owner Trustee or Owner Participant is owed any amounts under the Operative Agreements by Lessee and such amounts are not paid when due, the Owner Participant may cause the Indenture Trustee to distribute and apply such profit, income, interest, dividend or gain realized upon the maturity, sale or other disposition of investment of funds pursuant to Section 22.1 of the Lease, in satisfaction or partial satisfaction of the amounts so due.





                        PARTICIPATION AGREEMENT [N605SW]

                 (aa) Special Purchase Option. If Lessee shall have elected both (i) to assume all of the rights and obligations of Lessor under the Trust Indenture in accordance with Section 7.03 of the Trust Indenture and
(ii) to pay to Lessor the installments specified in the proviso to Section 18.2(c) of the Lease, then, as further conditions precedent to those specified in paragraphs (c) and (d) of Section 18.2 of the Lease to such assumption:

         (1) the Indenture Trustee shall have received evidence reasonably satisfactory to it that the Trust Indenture, after giving effect to the transactions contemplated by Section 18.2(d) of the Lease, constitutes a first priority and perfected security interest in the Aircraft, which evidence shall include an opinion of the tenor contemplated by Section 7.03(h) of the Trust Indenture; and (2) the Indenture Trustee and the Owner Trustee shall execute and deliver an intercreditor agreement that covers the following matters:

                 (x) the Owner Trustee shall not, notwithstanding any Lease Event of Default, exercise any remedy accorded to it pursuant to
         Section 15 of the Lease until the Trust Indenture shall have been discharged pursuant to Section 10.01 of the Trust Indenture;

                 (y) payment of the Supplemental Rent under the Lease in respect of the installments specified in Section 18.2(c) of the Lease, and all other amounts owing to the Owner Trustee (other than Excluded Payments) (collectively, "Equity Payments"), shall be fully and unconditionally subordinated to the payment in full in cash of principal, interest, Break Amount or Premium, if any, and all other amounts owing to the Holders or the Indenture Trustee under or in respect of the Certificates or the Trust Indenture (collectively, "Debt Payments"), all pursuant to such terms of subordination as shall be effectively and substantively equivalent to the manner in which Debt Payments are paid or payable in priority to the Equity Payments, and such other customary terms of subordination as shall be reasonably required by the Indenture Trustee; and

                 (z) the Owner Trustee shall have the substantive equivalent of the cure and buy-out rights specified in clauses (e)(i) and (e)(ii) of Section 8.03 of the Trust Indenture.

                 (bb) Transfers of Debt Interests. Except in connection with any transfer pursuant to Section 17 or 18 hereof, or Section 8.03(e)(ii) of the Indenture, the Original Loan Participant covenants that it will not (i) transfer or (ii) grant participations in, its Certificate to any Person unless such Person represents, warrants and covenants in writing to the Original Loan Participant and, in the case of a transfer, to the Owner Participant and Lessee, (A) to the effect set forth in Section 8(x) hereof and (B) further represents and warrants to the Original Loan Participant and, in the case of a transfer, to the Owner Participant and Lessee either that (a) no part of the funds used by it to acquire its Series SWA 1995 Trust N605SW-I Certificate or participation constitutes "plan assets" of any "employee benefit plan" within the meaning of ERISA or any "plan" within the meaning of Section 4975(e)(1) of the Code, or (b) its purchase or acquisition of such Series SWA 1995 Trust N605SW-I Certificate or participation will not result in a nonexempt prohibited transaction under Section 4975 of the Code or Section 406 of ERISA. Any such Person shall require any transferee of its interest to make the representations, warranties and covenants in the preceding sentence.

                 (cc)     [Intentionally Reserved].





                        PARTICIPATION AGREEMENT [N605SW]

                 (dd) Deferred Equity. The Owner Participant hereby unconditionally agrees with Lessee, and only with Lessee (and not with any other party to this Agreement or the Holders of any Certificates), that, so long as no Lease Event of Default or Lease Default (of the type described in Section 14.1 or 14.5 of the Lease) shall have occurred and be continuing, it will pay or cause to be paid to the Indenture Trustee on the Deferred Equity Date sufficient funds to effect the payment of an amount (the "Deferred Equity Amount") equal to the amount due on such date in respect of accrued interest on the Certificates from their date of issuance to and including the Deferred Equity Date. The Owner Participant and the Owner Trustee hereby direct the Indenture Trustee, and the Indenture Trustee hereby agrees, to apply the Deferred Equity Amount to the payment of interest on the Certificates which may be due and payable pursuant to the provisions of the Trust Indenture on the Deferred Equity Date. The Owner Participant agrees to make payment of the Deferred Equity Amount in immediately available funds on or before 11:00 a.m., New York City time, on the Deferred Equity Date; provided, that the Owner Participant agrees to give Lessee notice by 11:00 a.m., New York City time, on the second Business Day prior to the Deferred Equity Date, if it shall not make such payment. The Indenture Trustee agrees to give Lessee prompt notice if it shall not have received such payment by noon, New York City time, on the Deferred Equity Date. The Owner Participant further agrees to fund the obligations of the Owner Trustee arising pursuant to clause (5) of Section 18(a). In the event the Owner Participant fails to make any such payment, or if the Owner Trustee shall fail to make the payment required pursuant to clause
(5) of Section 18(a), and in either case Lessee shall make an Advance as required by Section 3.8 of the Lease, Lessee may obtain reimbursement in the manner and to the extent provided in Section 3.8 of the Lease for the Advance, together with interest on such amount at the rate described below from (and including) the date of the making of such Advance to (but excluding) the date of reimbursement by the Owner Participant or the date Lessee deducts such Advance from other payments to the extent and as provided in Section 3.8 of the Lease and, without duplication of the foregoing, shall have such remedies as may be available to it against the Owner Participant at law or in equity in respect of the recovery of any such Advance. Interest shall accrue on the amount of the Advance at an annual rate equal to 5% in excess of the Base Rate, unless the Advance is made when any Lease Event of Default or Lease Default (of the type described in Section 14.1 or 14.5 of the Lease) shall have occurred and be continuing, in which event interest shall accrue on the amount of the Advance at the Base Rate, but in each case not to exceed to maximum rate permitted by applicable law. All amounts paid to Lessee by the Owner Participant in respect of the Advance or deducted by Lessee pursuant to Section
3.8 of the Lease shall be applied first to payment to Lessee of interest and then to payment to Lessee of amounts equal to the Advance.

                 (ee) Lessee as Pricing Agent for Certificate. The Owner Trustee hereby appoints Lessee as its agent to select the pricing provisions and related Interest Periods in respect of the Series SWA 1995 Trust N605SW-I Certificate, such appointment to be effective so long as no Lease Default or Lease Event of Default shall have occurred and be continuing.

                 SECTION 9. Payments to Lessee of Trust Indenture Monies. The Owner Participant hereby agrees to instruct the Owner Trustee to promptly distribute any money received by it pursuant to Section 7.01 or 10.04 of the Trust Indenture to Lessee to the extent such amounts were paid by Lessee or on behalf of Lessee and the Owner Trustee or the Owner Participant is not owed any amounts under any of the Operative Agreements by Lessee (and if the Owner Trustee or Owner Participant is owed any such amount, the monies received under Section 7.01 or 10.04 of the Trust Indenture may be applied in satisfaction or partial satisfaction thereof). Lessee agrees to hold





                        PARTICIPATION AGREEMENT [N605SW]
any money received by it pursuant to the foregoing sentence in trust for the benefit of the Owner Participant and may, in its discretion, invest and reinvest all money so held by it in such Permitted Investments as Lessee deems appropriate. Lessee will apply such money to the payment of previously unclaimed payments with respect to the Certificates when and as claims for payment are made by the Holders of such Certificates. As compensation for its services pursuant to this Section 9, Lessee shall be entitled to an annual fee from the Owner Participant in an amount to be agreed to at the time by Lessee and the Owner Participant but in no event shall such fee exceed at any time the amount of earnings on the monies so held in trust distributable at such time to the Owner Participant. Any net losses on such investment shall be for the account of Lessee. Any net earnings on such investment shall be distributed from time to time by Lessee to the Owner Participant after deducting therefrom any portion of such fee then due and unpaid. Upon the date required by applicable law dealing with unclaimed property, Lessee will distribute to the Owner Participant any amount held by it pursuant to this Section 9 and not previously applied to the payment of the Certificates, after deducting therefrom any portion of such fee then due and unpaid.

                 SECTION 10. Other Documents; Amendment. Lessee acknowledges receipt of executed copies of the Trust Agreement and Trust Indenture and hereby consents in all respects to the execution and delivery of the Trust Agreement and Trust Indenture and to all the terms thereunder, including, without limitation, the assignment under the Trust Indenture of Lessor's rights under the Lease. Each of the Owner Participant and the Owner Trustee hereby (A) agrees with Lessee and the Indenture Trustee to comply with all of the terms of the Trust Agreement and, to the extent the same purports or is stated to bind the Owner Participant, the Trust Indenture (each as the same may hereafter be amended or supplemented from time to time in accordance with the terms thereof) applicable to it, to the extent such non-compliance would be adverse to such party; and (B) subject to Section 8(v), agrees with Lessee and the Indenture Trustee not to amend, supplement or otherwise modify any provision of the Trust Agreement in a manner adversely affecting such party without the prior written consent of such party. In addition, unless a Lease Default (of the type referred to in Section 14.1 or 14.5 of the Lease) or Lease Event of Default shall have occurred and be continuing and so long as the Lease has not been terminated, the Indenture Trustee and the Owner Trustee hereby agree for the benefit of Lessee that without the consent of Lessee they will not (and the Owner Participant agrees that it will not cause the Owner Trustee to) amend, supplement or otherwise modify any provision of the Trust Indenture in a manner adversely affecting Lessee. The Indenture Trustee and the Owner Trustee agree to promptly furnish to Lessee copies of any supplement, amendment, waiver or modification of any of the Operative Agreements to which Lessee is not a party. Each Holder agrees that it will not take any action in respect of the Trust Indenture Estate except through the Indenture Trustee pursuant to the Trust Indenture or as otherwise permitted by the Trust Indenture.

                 SECTION 11. Certain Covenants of Lessee. Lessee covenants and agrees with the Participants, the Indenture Trustee and the Owner Trustee, in its capacity as such and in its individual capacity, as follows:

                 (a) Further Assurances. Lessee will cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as the Owner Trustee, the Indenture Trustee or any Participant shall reasonably require for accomplishing the purposes of this Agreement and the other Operative Agreements. Lessee, forthwith upon delivery of the Aircraft under the Lease, shall cause the Aircraft to be duly registered, and at all times thereafter to remain





                        PARTICIPATION AGREEMENT [N605SW]
duly registered, in the name of the Owner Trustee, or shall furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to make application for such registration (at the expense of Lessee, including, without limitation, reasonable attorneys' fees and expenses), and shall promptly furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to timely file any reports required to be filed by it as the lessor under the Lease or as the owner of the Aircraft with any governmental authority (including tax authorities), it being understood that Lessee shall not be required to comply with this covenant to the extent that SBC's or the Owner Participant's failure to comply with its covenant in Section 8(b) with regard to its citizenship makes such compliance by Lessee impossible.

                 (b) Filing and Recording, Etc. Lessee, at its expense, will, at the request of any party hereto, take, or cause to be taken, such action with respect to the recording, filing, rerecording and refiling of the Trust Agreement, the Lease, all Lease Supplements, the Trust Indenture, all Trust Supplements and any financing statements or other instruments as are necessary to maintain, so long as the Trust Indenture or the Lease is in effect, the perfection of the security interests created by the Trust Indenture and any security interest that may be claimed to have been created by the Lease and the ownership interest of the Owner Trustee in the Aircraft. Lessee agrees, upon the request and at the sole expense of the Owner Participant, to take all reasonable acts requested by the Owner Participant in complying with its obligations under clause (A) or (B) of the second sentence of Section 8(b).

                 (c) FAA Filings. Upon the execution and delivery of the Lessee FAA Bill of Sale, the Lease Supplement and Trust Supplement covering the Aircraft, the Lease and the Trust Indenture shall be filed for recording with the FAA in the following order of priority: first, the Lessee FAA Bill of Sale; second, the FAA registration application; third, the Trust Indenture, with the Trust Agreement and the Trust Supplement covering the Aircraft attached; and fourth, the Lease, with the Lease Supplement covering the Aircraft, the Trust Indenture and the Trust Supplement covering the Aircraft attached. Lessee agrees to furnish the Participants and the Indenture Trustee with copies of the foregoing documents with recording data as promptly as practicable following the issuance of same by the FAA.

                 (d) Annual Compliance Opinions. Lessee will furnish to Owner Trustee and Indenture Trustee annually after the execution hereof (but not later than December 1 of each year), commencing with the year 1996, opinions of counsel for Lessee selected by Lessee and reasonably satisfactory to Owner Trustee and Indenture Trustee stating that, in the opinion of such counsel, either (a) such action has been taken (or specifying any action which must be taken) with respect to the recording, filing, rerecording and refiling of (i) the appropriate Operative Agreements and any supplements and amendments thereto, (ii) UCC financing statements, and (iii) such other filings or recordings as are necessary to maintain for the 15-month period succeeding the date of such opinion the perfection of Owner Trustee's and Indenture Trustee's title to and interest in the Aircraft and the Operative Agreements and the ownership interest of Owner Trustee in the Aircraft, reciting the details of such actions, or (b) no such action is necessary to maintain for the 15-month period succeeding the date of such opinion the perfection of such title and interest.

                 (e) Engine Purchase Agreement. Lessee agrees to furnish the Owner Trustee and the Indenture Trustee, promptly upon demand therefor, an agreement (the "Engine Purchase Agreement Assignment") assigning the rights of Lessee under the purchase agreement pursuant to





                        PARTICIPATION AGREEMENT [N605SW]
which Lessee originally acquired the Engines (the "Engine Purchase Agreement") to the Owner Trustee (which rights are collaterally assigned to the Indenture Trustee), substantially in the form of the Purchase Agreement Assignment, and to use its best efforts to obtain from the Engine Manufacturer a consent and agreement in substantially the form of the Manufacturer's Consent.

                 (f) Merger. Lessee will not consolidate with or merge into any other corporation or convey, transfer or lease all or substantially all of its assets to any Person unless:

                          (i)          the corporation formed by such
         consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease all or substantially all of the assets of Lessee as an entirety, as the case may be (the "Successor") shall be (i) a corporation organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, (ii) a "citizen of the United States" as defined in the Act, and (iii) a United States certificated air carrier;

                          (ii) the Successor shall execute and deliver to the Owner Trustee, the Indenture Trustee and the Participants an agreement in form reasonably satisfactory to the Owner Trustee, the Indenture Trustee and each Participant containing an assumption by the Successor of the due and punctual performance and observance of each covenant and condition of the Operative Agreements to be performed or observed by Lessee;

                          (iii) immediately after giving effect to such transaction and as a result of giving effect to such transaction, no Lease Default or Lease Event of Default shall have occurred and be continuing;

                          (iv) Lessee shall have delivered to the Owner Trustee, the Indenture Trustee and each Participant an Officer's Certificate and an opinion of counsel to the Successor reasonably satisfactory to the Owner Trustee, the Indenture Trustee and each Participant, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in subparagraph (ii) above comply with this Section 11(f) (except that such opinion need not refer to subparagraph (iii) above), that the agreements entered into to effect such consolidation, merger, conveyance, transfer or lease and such assumption agreement are legal, valid and binding obligations of the Successor, enforceable against the Successor in accordance with their respective terms (subject to applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and to general principles of equity), and that all conditions precedent herein provided for relating to such transaction have been complied with; and

                          (v) the Successor shall make such filings and recordings with the FAA pursuant to the Act, as shall be necessary or desirable to evidence such consolidation, merger, conveyance, transfer or lease with or to such Successor.

                 Upon any such consolidation, merger, conveyance, transfer or lease, the Successor shall succeed to, and be substituted for, and may exercise every right and power of, Lessee under the applicable Operative Agreements with the same effect as if the Successor had been named as Lessee therein. No such conveyance, transfer or lease of all or substantially all of the assets of Lessee as an entirety shall have the effect of releasing Lessee or any successor corporation or Person which





                        PARTICIPATION AGREEMENT [N605SW]
shall theretofore have become such in the manner prescribed in this Section 11(f) from its liability in respect of any Operative Agreement to which it is a party. Nothing contained herein shall permit any lease, sublease or other arrangement for the use, operation or possession of the Aircraft except in compliance with the applicable provisions of the Lease (or any assignment by Lessee of its rights under the Lease, except in connection with a transaction in compliance with the express provisions of this Section 11(f)).

                 (g) Corporate Existence. Except as permitted by Section 11(f) hereof, Lessee shall at all times maintain its corporate existence. Lessee covenants and agrees that it will at all times be a "citizen of the United States" within the meaning of the Act.

                 (h) Certificate Schedule. Lessee will provide on behalf of the Owner Trustee the amortization schedule for the Certificate to be issued to the Original Loan Participant at least two days before the Delivery Date.

                 (i) No Certificate Ownership. Lessee agrees that it will not, at any time, hold any Certificates, or any participation or other interest therein.

                 SECTION 12. Ownership of Aircraft. It is hereby agreed among Lessee, the Owner Participant and the Owner Trustee that for all purposes the Owner Trustee will be the owner of the Aircraft (except that the Owner Participant will be the owner for income tax purposes and except under the circumstances contemplated by the proviso to Section 18.2(d) of the Lease) and Lessee will be the lessee thereof, and each party hereto agrees to characterize the Lease as a lease for income tax purposes and all other relevant purposes (subject to the election referred to above).

                 SECTION 13. Notices; Consent to Jurisdiction. (a) Except as otherwise provided in this Agreement respecting telephone notices, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by prepaid telex, TWX or telegram (with messenger delivery specified in the case of a telegram), or by telecopier, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or, if given by certified mail, three (3) Business Days after being deposited in the mails, in accordance with the provisions of this Section 13(a). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 13(a), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telex, TWX or telecopier numbers) as follows:
(A) if to Lessee, the Owner Trustee, the Original Loan Participant, the Indenture Trustee or the Owner Participant, to the respective addresses set forth on Schedule I hereto (and in the case of Owner Trustee a copy shall be sent to the Owner Participant) or (B) if to a subsequent Owner Participant, addressed to such subsequent Owner Participant at such address as such subsequent Owner Participant shall have furnished by notice to the parties hereto or (C) if to any subsequent Holder, addressed to such Holder at its address set forth in the Register maintained pursuant to Section 2.03 of the Trust Indenture.

                 (b) Each party to this Agreement (individually a "Party" and collectively "Parties") irrevocably agrees that any legal suit, action or proceeding brought by any other Party, which arises solely out of or relates solely to the Operative Agreements or any of the transactions contemplated





                        PARTICIPATION AGREEMENT [N605SW]
hereby or thereby or any document referred to herein or therein, may be instituted in the competent courts of the State of New York in New York County or the United States District Court for the Southern District of New York and that they, to the maximum extent permitted by law, hereby waive the right to trial by jury in any such proceeding; provided, however, that the foregoing provisions shall not apply to third party tort claims (but shall apply to an indemnity claim with respect to such tort claim) and that the foregoing shall not apply to any right a party may have to seek removal of such legal suit, action or proceeding to federal court or to seek consolidation of any separate legal suits, actions or proceedings brought by any one or more of the other parties in the same or different jurisdictions. The agreement set forth in this Section 13(b) is given solely for the benefit of the Parties, and such agreement is not intended to and shall not (i) confer exclusive jurisdiction on any court or (ii) inure to the benefit of any other Person.

                 SECTION 14. Change of Situs of Owner Trust. The Owner Participant agrees that if, at any time, the Trust Estate becomes subject to any Taxes for which it is indemnified pursuant to Section 7(b) hereof and if, as a consequence thereof, Lessee should request that the situs of the trust be moved to another state in the United States from the state in which it is then located, the situs of the trust may be moved and the Owner Participant will take whatever action may be reasonably necessary to accomplish such removal; provided, that (A) Lessee shall provide such additional tax indemnification as the Owner Participant may reasonably request, (B) the rights and obligations under the Operative Agreements of the Owner Participant shall not be adversely altered as a result of the taking of such action, or the Owner Participant shall be indemnified by Lessee to its reasonable satisfaction for any such alteration, (C) the lien of the Trust Indenture on the Trust Indenture Estate shall not be adversely affected by such action, and Lessee shall execute and deliver such documents as may be requested by the Indenture Trustee to continue the perfection and priority of the lien on the Trust Indenture Estate,
(D) the Owner Participant shall have received an opinion or opinions of counsel (reasonably satisfactory to the Owner Participant) in scope, form and substance reasonably satisfactory to the Owner Participant to the effect that (I) the trust, as thus removed, shall remain a validly established trust and the Trust Agreement and other Operative Agreements shall remain valid, binding and enforceable in accordance with their terms, (II) any amendments to the Trust Agreement necessitated by such removal shall have been duly authorized, executed and delivered by the parties thereto and shall constitute the legal, valid and binding obligations of such parties, enforceable in accordance with their terms, (III) such removal will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify the Owner Participant, the Owner Trustee or the Trust Estate pursuant to Section 7(b) hereof (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence), (IV) such removal will not result in any Loss of MACRS Deductions, Transaction Expense Deductions, Interest Deductions or an Inclusion (as defined in the Tax Indemnity Agreement) with respect to which Lessee is not required to indemnify the Owner Participant pursuant to Section 6 of the Tax Indemnity Agreement (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence), (V) the rights and obligations of the Owner Participant under the Operative Agreements shall be substantially the same under the laws of the new situs and (VI) covering such other matters as the Owner Participant may reasonably request, (E) if such removal involves the replacement of the Owner Trustee, the Owner Participant shall have received an opinion of counsel to such successor Owner Trustee in form and substance reasonably satisfactory to the Owner Participant covering the matters addressed by the opinion delivered pursuant to Section 4(a)(xiii) hereof, and (F) Lessee shall indemnify and hold harmless the Owner Participant on a net after-tax basis against any and all reasonable and actual costs and expenses including attorneys'





                        PARTICIPATION AGREEMENT [N605SW]
fees and disbursements, registration, recording or filing fees incurred by the Owner Trustee or Owner Participant, in connection with such change of situs.

                 SECTION 15.           Miscellaneous.

                 (a) Consents under Lease and Trust Indenture. Each of the Owner Participant and each Holder covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Owner Trustee, as Lessor, or the Indenture Trustee under the terms of the Lease, which by its terms is not to be unreasonably withheld by the Owner Trustee, as Lessor, or by the Indenture Trustee. Each Holder covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Indenture Trustee under the terms hereof or in the Trust Indenture, which by its terms is not to be unreasonably withheld by the Indenture Trustee.

                 (b) Survival. The representations, warranties, indemnities and agreements of Lessee, the Owner Trustee, the Indenture Trustee, the Owner Participant and the Original Loan Participant provided for in this Agreement, and Lessee's, the Owner Trustee's, the Indenture Trustee's, the Original Loan Participant's and the Owner Participant's obligations under any and all thereof, shall survive the making available of the respective Commitments by the Participants, the delivery or return of the Aircraft, the transfer of any interest of the Owner Participant in the Trust Estate or the Aircraft or any Engine or the transfer of any interest by any Holder in any Certificate or the Trust Indenture Estate and the expiration or other termination of this Agreement or any other Operative Agreement, except as otherwise expressly provided herein or therein.

                 (c) Counterparts; Waivers; Governing Law. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to Lessee, the Indenture Trustee and the Owner Trustee.
The terms of this Agreement shall be binding upon, and inure to the benefit of and shall be enforceable by, Lessee, the Participants, the Indenture Trustee and the Owner Trustee. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

                 (d) No Recourse Against Owner Trustee. The parties hereto agree that all of the statements, representations, covenants and agreements made by the Owner Trustee (when made in such capacity) contained in this Agreement and any agreement referred to herein other than the Trust Agreement, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate. Therefore, anything contained in this Agreement or such other agreements to the contrary notwithstanding (except for any express provisions that the Owner Trustee is responsible for or is acting in or making representations or agreements in its individual capacity), no recourse shall be had with respect to this Agreement or such other agreements against the Owner





                        PARTICIPATION AGREEMENT [N605SW]

Trustee in its individual capacity or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling person or persons of any of them; provided, however, that this Section 15(d) shall not be construed to prohibit any action or proceeding against any party hereto for its own willful misconduct or grossly negligent conduct; and provided, further, that nothing contained in this Section 15(d) shall be construed to limit the exercise and enforcement in accordance with the terms of this Agreement or such other agreements of rights and remedies against the Trust Estate. The foregoing provisions of this Section 15(d) shall survive the termination of this Agreement and the other Operative Agreements.

                 (e) Duties Limited. No Participant shall have any obligation or duty to Lessee, to any other Participant or to others with respect to the transactions contemplated hereby except those obligations or duties of such Participant expressly set forth in this Agreement and the other Operative Agreements and no Participant shall be liable for performance by any other party hereto of such other party's obligations or duties hereunder. Without limitation of the generality of the foregoing, under no circumstances whatsoever (except as provided in Section 7(d) hereof) shall the Participant be liable to Lessee, nor shall any Participant be liable to any other Participant, for any action or inaction on the part of the Indenture Trustee or the Owner Trustee in connection with the transactions contemplated herein, whether or not such action or inaction is caused by the willful misconduct or gross negligence of the Indenture Trustee or the Owner Trustee.

                 (f) Binding on Parties and Successors. This Agreement shall be binding upon and shall inure to the benefit of and shall be enforceable against, the parties hereto and their respective successors and permitted assigns including each successive holder of the Owner Participant's interest and each successive holder of any Certificate issued and delivered pursuant to this Agreement or the Trust Indenture whether or not an express assignment to such holder of rights and obligations under this Agreement has been made.

                 (g) Enforceability Representations. Every representation or warranty contained herein as to the enforceability of any Operative Agreement shall be deemed to be made subject to the effects of applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and of general principles of equity.

                 (h) Quiet Enjoyment. So long as no Lease Event of Default shall have occurred and be continuing during the Term, none of the Participants, the Indenture Trustee or the Owner Trustee will, through its own actions or breaches of any of its obligations under the Operative Agreements, interfere in the quiet enjoyment of the Aircraft by Lessee or any Permitted Sublessee.

                 (i) Appointment of Attorney. The Owner Participant and the Owner Trustee each hereby irrevocably appoints Lessee its attorney-in-fact (which appointment shall be deemed to be coupled with an interest and shall be irrevocable until the termination of the Lease), to execute and file such reports in the name of the Owner Participant and the Owner Trustee, as the case may be, as may be required to be filed pursuant to Section 47.9 of the FAA Regulations, or any analogous part of any superseding regulation or statute, so as to permit the continued registration of the Aircraft under the Act (and the FAA Regulations), or under any analogous part of any superseding statute or regulation, during any period when the Owner Participant, acting through the Owner Trustee pursuant to Article XII of the Trust Agreement, or otherwise, shall not be or shall not qualify as a "citizen of





                        PARTICIPATION AGREEMENT [N605SW]
the United States", as such term is used in Section 40102 of Title 49, U.S.C., for purposes of registration of the Aircraft under the Act. The Owner Participant and the Owner Trustee each agrees that it will cooperate and furnish to Lessee such information as is available to it which must be included in such reports. Subject to the terms of Section 7.1.3 of the Lease, Lessee hereby agrees to prepare and to file any such reports and to furnish copies thereof to the Owner Participant and the Owner Trustee prior to such filing.

                 (j) Consent to Certain Provisions of the Trust Agreement. Lessee, the Original Loan Participant and the Indenture Trustee acknowledge receipt of executed copies of the Trust Agreement and hereby consent in all respects to all of the provisions of Article XII thereto, including, without limitation, (i) the assignment by the Owner Participant to the Owner Trustee of the Control Rights (as defined therein), and (ii) the appointment by the Owner Participant of the Owner Trustee as the legal representative of the Owner Participant in relation to such Control Rights. The Owner Participant hereby agrees with Lessee, the Original Loan Participant and the Indenture Trustee that the Owner Participant (a) shall comply with all the terms of Article XII of the Trust Agreement and (b) shall not amend, supplement or otherwise modify any provision of Article XII of the Trust Agreement, except in accordance with the provisions thereof, provided that no such amendment, supplement or modification shall in any way adversely affect the registration of the Aircraft in accordance with Section 44102 of Title 49, U.S.C.

                 SECTION 16. Transaction Costs; Invoices and Payment of Expenses. (a) The parties hereto agree that the term "Transaction Costs" shall mean (i) with respect to the closing on the Delivery Date and the subsequent placement of the permanent debt pursuant to Section 18 hereof, the reasonable and actual fees, expenses and disbursements of (1) Potter Anderson & Corroon, special counsel for the Indenture Trustee, (2) Shipman & Goodwin, counsel for the Owner Trustee, (3) Daugherty, Fowler & Peregrin, special counsel in Oklahoma City, Oklahoma, (4) Shearman & Sterling, special counsel for the underwriters in a potential refinancing transaction pursuant to Section 18 hereof, (5) Vinson & Elkins L.L.P., special counsel for Lessee, but only to the extent of their expenses and disbursements, and (6) Winstead, Sechrest & Minick, special counsel for the Original Loan Participant, (ii) all fees, taxes and other charges payable in connection with the recording or filing of instruments and financing statements, (iii) the initial fee and initial reasonable and actual disbursements of the Owner Trustee under the Trust Agreement, (iv) the initial fee and initial reasonable and actual disbursements of the Indenture Trustee under the Trust Indenture, (v) the fee and expenses of Aero Economics, Inc. (or of such other appraiser as shall be acceptable to Lessee and the Owner Participant) with respect to the appraisal of the Aircraft required on or before the Delivery Date pursuant to Section 4(a) hereof, (vi) the advisory fees and expenses of Babcock & Brown Financial Corporation, (vii) the reasonable out-of-pocket disbursements, costs and expenses of the Original Loan Participant relating to the transactions contemplated hereby, (viii) the reasonable out-of-pocket expenses of the Owner Participant relating to the transactions contemplated hereby, excluding the fees and expenses of Owner Participant's counsel, (ix) the initial fee, if any, of the Original Loan Participant, (x) the placement or underwriting fees, commissions and expenses, if any, in placing the permanent debt pursuant to Section 18 hereof and all costs and expenses associated with a public offering, if any, pursuant thereto, and (xi) printing and distribution costs.

                 (b) Each of the Owner Trustee, the Indenture Trustee, Lessee and the Participants shall promptly submit to the Owner Participant copies of invoices of the Transaction Costs as they are received. Lessee shall also be provided with a copy of any bill for legal expenses, with an





                        PARTICIPATION AGREEMENT [N605SW]
opportunity to review and approve it (such approval not to be unreasonably withheld or delayed). The Owner Participant agrees to pay such amounts directly or to transfer to the Owner Trustee from time to time promptly upon receipt of invoices of Transaction Costs such amount as shall be necessary in order to enable the Owner Trustee to pay such Transaction Costs. To the extent of funds received by it, the Owner Trustee agrees to pay all invoices of Transaction Costs that have been so approved promptly upon receipt thereof. Notwithstanding the foregoing, Lessee, at its option, may pay directly any Transaction Costs in excess of (i) .365% of Lessor's Cost incurred in connection with the closing of this transaction on the Delivery Date and (ii)
 .625% of Lessor's Cost incurred in connection with the refinancing or refunding of the Certificates pursuant to Section 18, (y) shall pay the fees of its special counsel and, (z) in the event that the transactions contemplated hereby shall not be consummated, Lessee shall pay all Transaction Costs, plus the fees, expenses and disbursements of Owner Participant's counsel, except that the fees and expenses referred to in clause (a) (viii) above, and the fees, expenses and disbursements of the Owner Participant's counsel, shall be borne by the Owner Participant if such failure to consummate the transactions results from the failure of the Owner Participant to close after all conditions precedent to the Owner Participant's funding (other than those conditions within the control of the Owner Participant) of its Commitment set forth herein have been satisfied. In any and all events, Lessee agrees to pay on a net after-tax basis the reasonable out-of-pocket costs and expenses (including counsel fees) of each Indemnified Party incurred in connection with the entering into or giving or withholding of any future waiver, modification, supplement, consent, amendment or other action with respect to any Operative Agreement which (a) is requested by Lessee, (b) results from any adjustment pursuant to Section 3.7 of the Lease, or (c) is necessary to effectuate the intent of any Operative Agreement. In addition, upon such failure to consummate, Lessee shall pay the Original Loan Participant any applicable Break Amount.

                 SECTION 17.           Optional Redemption of Certificates.
(a) Subject to paragraph (d) below, in the event that Lessee shall have given written notice to the Owner Trustee, the Indenture Trustee and the Owner Participant requesting that there be effected a voluntary redemption of all of the Outstanding Certificates by the Owner Trustee as part of a refunding or refinancing transaction, the Owner Participant agrees to negotiate promptly in good faith to conclude an agreement with Lessee as to the terms of such refunding or refinancing transaction (including the terms of any debt to be issued in connection with such refunding or refinancing transaction and the documentation to be executed in connection therewith), and if after such good faith negotiation Lessee and the Owner Participant shall have concluded an agreement with respect to such terms:

                          (1) within ten (10) Business Days after the reaching of such agreement, the Owner Participant will deliver to Lessee a certificate of an authorized representative of the Owner Participant (the "Refinancing Certificate") setting forth (i) the proposed date on which the Outstanding Certificates will be redeemed, describing the new debt to be issued and the other aspects of such refunding or refinancing transaction to be consummated (such date, the "Refinancing Date", which date shall be determined so as to comply with Section 6.03(a) of the Trust Indenture) and (ii) the following information: (A) subject to the limitations set forth in this Section 17, the proposed adjusted ratio of debt evidenced by the Certificates to the Owner Participant's investment in the beneficial ownership of the Aircraft (such ratio, the "Debt/Equity Ratio"), (B) the principal amount of debt to be issued by the Owner Trustee on the Refinancing Date, and (C) the proposed revised debt amortization and schedules of Interim Rent, Basic Rent, Stipulated Loss Value percentages and Termination Value percentages and the revised Special Purchase Price





                        PARTICIPATION AGREEMENT [N605SW]

         (including any installments thereof). The Refinancing Certificate shall not provide for a Debt/Equity ratio of more than 4:1. Within ten (10) Business Days of its receipt of the Refinancing Certificate, Lessee may demand a verification of the information set forth in the Refinancing Certificate in the manner described in Section 3.7 of the Lease. Upon the acceptance by Lessee of the accuracy of the information set forth in the Refinancing Certificate or the determination of such information pursuant to such verification procedures (such information, the "Refinancing Information") the appropriate parties will take the actions specified in subparagraphs
         (2) through (6) below;

                          (2) the appropriate parties will enter into a financing or loan agreement in form and substance reasonably satisfactory to the Owner Participant, the Owner Trustee and Lessee (which may involve an underwriting agreement in connection with a public offering of such debt or the purchase of such debt by a publicly funded entity (or entities)) with the institution or institutions to be named therein (A) providing for (i) the issuance and sale by the Owner Trustee to such institution or institutions on the Refinancing Date of debt securities in an aggregate principal amount specified in the Refinancing Information, which amount shall be at least equal to the aggregate principal amount of all Certificates Outstanding on the Refinancing Date (such debt securities, the "New Debt"), (ii) the application of the proceeds of the sale of the New Debt to the redemption of all such Certificates on the Refinancing Date and the payment of any other amounts payable to the Holders under the Operative Agreements on the Refinancing Date, and (iii) the payment of the excess, if any, of such proceeds over the amount necessary to effect such redemption to the Owner Trustee for payment to the Owner Participant and (B) pursuant to which the parties to the refinancing transaction (including the Owner Participant and Lessee but excluding any public holders of debt) make such representations, warranties and covenants as the Owner Participant or Lessee may reasonably require;

                          (3) Lessee and the Owner Trustee will amend the Lease to provide that (i) Interim Rent (if applicable) and Basic Rent payable in respect of the period from and after the Refinancing Date shall be as provided in the Refinancing Information (and shall take into account any variation of either Deferred Equity Amount paid by or on behalf of the Owner Participant pursuant to Section 8(dd), if applicable, from the corresponding Assumed Interest Amount with respect to the Deferred Equity Date or the first Rent Payment Date, as the case may be), (ii) amounts payable in respect of Stipulated Loss Value and Termination Value from and after the Refinancing Date shall be as provided in the Refinancing Information, and (iii) in the event that the Series SWA 1995 Trust N605SW Certificates shall have been publicly issued, the early termination notice revocation and payment provisions shall be modified to comport with the applicable notice and payment requirements of The Depository Trust Company or any other depository;

                          (4) the Owner Trustee will enter into an agreement to provide for the securing thereunder of the New Debt in like manner as the Certificates and will enter into such amendments and supplements to the Trust Indenture (or such new indenture or other security agreement) as may be necessary to effect such security;

                          (5) unless otherwise agreed to or required by the Owner Participant to be paid as a Transaction Cost and whether or not such refunding or refinancing transaction





                        PARTICIPATION AGREEMENT [N605SW]
         is consummated, Lessee shall pay at no net after-tax cost to any other party all of the reasonable out-of- pocket expenses of all parties to such refunding or refinancing, including without limitation, the reasonable fees and expenses of such parties' counsel and any related loan or commitment fees; and

                          (6) subject to compliance by the Owner Trustee with all applicable terms and conditions for voluntary redemption under the Trust Indenture and this Agreement, each Holder of a Certificate being refinanced or refunded will transfer on the applicable Redemption Date to the Owner Trustee each Certificate held by it immediately prior to such refunding or refinancing for cancellation (and the Owner Trustee shall cancel the same), against simultaneous receipt by such Holder of payment for the then outstanding principal amount of such Certificate, accrued and unpaid interest thereon, Premium, if any, plus in the case of the Series SWA 1995 Trust N605SW-I Certificates, Break Amount, if any, together with payment in full of all other amounts then payable to such Holder and the Indenture Trustee hereunder or under the Trust Indenture.

                 (b) In the case of a refunding or refinancing involving a public offering of the New Debt, the Owner Participant shall have the right (but not the obligation) to review and approve (which approval shall not be unreasonably withheld) any registration statement filed with the SEC to be employed in connection therewith. Any public offering of the New Debt shall not, except as required by Lessee, contain any restrictions on the sale to Holders who may use ERISA funding sources. It is expressly understood that the Owner Participant shall have no obligation hereunder to consent to such public refunding or refinancing if, in its good faith judgment, such refunding or refinancing increases its or any of its Affiliates' exposure to (i) liabilities under federal or state securities laws, (ii) regulation under state or federal securities laws, (iii) the need to disclose publicly information that is not generally available to the public, or (iv) being adversely affected in its ability to engage in any other financing transaction, in each case to a level unacceptable to it in its reasonable, good faith judgment. Any trustee of public debt shall be (i) Wilmington Trust Company or (ii) a bank or trust company in the United States and having a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of trustee upon reasonable or customary terms.

                 (c) Lessee shall give the Indenture Trustee at least thirty (30) days' irrevocable written notice of the proposed date of the optional refunding or refinancing.

                 (d) Anything in this Section 17 to the contrary notwithstanding, (i) all agreements and instruments to be executed and delivered by the Owner Participant or the Owner Trustee under this Section 17 shall be reasonably satisfactory in form and substance to the Owner Participant, (ii) neither Owner Participant nor the Owner Trustee shall be required to execute and deliver any such agreement or instrument or to make any other arrangements which in its opinion would result in any unreimbursed increased costs or liability, including any adverse tax consequences or risk thereof (unless indemnified against to its reasonable satisfaction) or would result in any other material detriment or disadvantage to it, and (iii) the Owner Participant shall have no obligation to make any additional investment in connection with any such refinancing.

                 (e) Without the consent of the Owner Participant, there shall be no more than two optional refundings or refinancings under this
Section 17.





                        PARTICIPATION AGREEMENT [N605SW]

                 (f) Any refunding or refinancing pursuant to this Section 17 shall be of all Certificates then Outstanding and shall be effected in accordance with Section 6.03(a) of the Trust Indenture.

                 (g) When calculating any of the information required to be set forth in a Refinancing Certificate, the Owner Participant shall make such calculations in a manner which (A) maintains its Net Economic Return, (B) minimizes the Net Present Value of Rents to the extent possible consistent with clause (A), (C) is consistent with Rev. Proc. 75-21 and Rev. Proc. 75-28 (or any successor thereto) and would not cause the Lease to constitute a "disqualified leaseback or long term agreement" within the meaning of Section 467 of the Code (or any successor thereto), and (D) uses the same methodology and assumptions used by the Owner Participant in determining Interim Rent, Basic Rent, Stipulated Loss Values, Termination Values and Special Purchase Price on the Delivery Date (except to the extent such assumptions have been altered since the Delivery Date in connection with an adjustment to Rent pursuant to Section 3.7 of the Lease).

                 (h) No refinancing or refunding pursuant to this Section 17 shall be permitted during the continuance of a Lease Default or a Lease Event of Default.

                 SECTION 18. Interim Debt. (a) The parties hereto acknowledge and agree that the Series SWA 1995 Trust N605SW-I Certificate originally issued to the Original Loan Participant on the Delivery Date represents interim debt financing and that it is intended that the Series SWA 1995 Trust N605SW-I Certificate be refinanced by Series SWA 1995 Trust N605SW Certificates issued to new Holders. In connection therewith, in the event that Lessee shall have given written notice to the Owner Trustee, the Indenture Trustee, the Owner Participant and the Original Loan Participant that Lessee is requesting a voluntary redemption of the Series SWA 1995 Trust N605SW-I Certificate (in compliance with the provisions of Articles 6 and 15 of the Trust Indenture) by the Owner Trustee as part of a refunding or refinancing transaction, the Owner Participant agrees to negotiate promptly in good faith with Lessee in connection therewith (including the terms of any debt to be issued in connection with such refunding or refinancing transaction, the documentation to be executed in connection therewith and with respect to such amendments to the Operative Agreements as may be necessary in order to facilitate such permanent debt financing), and if after such good faith negotiation Lessee and the Owner Participant shall have concluded an agreement with respect to such terms:

                          (1) within five (5) Business Days after the reaching of such agreement, the Owner Participant will deliver to Lessee a certificate of an authorized representative of the Owner Participant (the "Section 18 Refinancing Certificate") setting forth
         (i) the proposed date on which the Outstanding Series SWA 1995 Trust N605SW-I Certificate will be redeemed, describing the new debt to be issued and the other aspects of such refunding or refinancing transaction to be consummated (such date, to be determined so as to comply with Section 6.03(a) or 6.03(b) of the Trust Indenture (as appropriate), the "Section 18 Refinancing Date") and (ii) the following information: (A) the principal amount of debt to be issued by the Owner Trustee on the Section 18 Refinancing Date, (B) and, if such amount is less than the principal amount of the outstanding Series SWA 1995 Trust N605SW-I Certificate, then the amount of any additional contribution to the Trust Estate to be made by the Owner Participant on the Section 18 Refinancing Date and (C) the proposed revised debt amortization and schedules of Interim Rent, Basic Rent, Stipulated Loss Value





                        PARTICIPATION AGREEMENT [N605SW]
         percentages and Termination Value percentages and the revised Special Purchase Price (including any installments thereof). The principal amount of debt to be issued by the Owner Trustee on the Section 18 Refinancing Date shall not equal more than 80.00% of Lessor's Cost. Within five (5) Business Days of its receipt of the Section 18 Refinancing Certificate, Lessee may demand a verification of the information set forth in the Section 18 Refinancing Certificate in the manner described in Section 3.7 of the Lease. Upon the acceptance by Lessee of the accuracy of the information set forth in the Section 18 Refinancing Certificate or the determination of such information pursuant to such verification procedures (such information, the "Section 18 Refinancing Information") the appropriate parties will take the actions specified in paragraphs (2) through (10) below;

                          (2) the appropriate parties will enter into a financing or loan agreement in form and substance reasonably satisfactory to Lessee, the Owner Participant and the Owner Trustee (which, subject to subsection (d) below, may involve an underwriting agreement in connection with a public offering of such debt or the purchase of such debt by a publicly funded entity (or entities)) with the institution or institutions to be named therein (A) providing for
         (i) the issuance and sale by the Owner Trustee to such institution or institutions on the Section 18 Refinancing Date of Series SWA 1995 Trust N605SW Certificates in an aggregate principal amount specified in the Section 18 Refinancing Information (such debt securities, the "Section 18 New Debt"), (ii) the application of the proceeds of the sale of the Section 18 New Debt, plus any additional contribution to the Trust Estate, to the redemption of the Series SWA 1995 Trust N605SW-I Certificate Outstanding on the Section 18 Refinancing Date and the payment of any other amounts payable to the Holders under the Operative Agreements on the Section 18 Refinancing Date, all in accordance with Section 6.03(b) of the Trust Indenture, and (iii) the payment of the excess, if any, of such proceeds over the amount necessary to effect such redemption to the Owner Trustee for payment to the Owner Participant and (B) pursuant to which the parties to the refinancing transaction (including the Owner Participant and Lessee but excluding any public holders of debt) make such representations, warranties and covenants as the Owner Participant or Lessee may reasonably require;

                          (3) Lessee and the Owner Trustee will amend the Lease to provide that (i) Interim Rent (if applicable) and Basic Rent payable in respect of the period from and after the Section 18 Refinancing Date shall be as provided in the Section 18 Refinancing Information (and shall take into account any variation of the sum of any interest payment made pursuant to paragraph (5) or (5A) of this
         Section 18(a) and the Deferred Equity Amount paid by or on behalf of the Owner Participant pursuant to Section 8(dd), if applicable, from the Assumed Interest Amount with respect to the Deferred Equity Date),
         (ii) amounts payable in respect of Stipulated Loss Value, Termination Value and Special Purchase Price from and after the Section 18 Refinancing Date shall be as provided in the Section 18 Refinancing Information, and (iii) in the event that the Series SWA 1995 Trust N605SW Certificates shall have been publicly issued, the early termination notice revocation and payment provisions shall be modified to comport with the applicable notice and payment requirements of The Depository Trust Company or any other depository;

                          (4) the Owner Trustee will enter into an agreement to provide for the securing thereunder of the Section 18 New Debt in like manner as the Series SWA 1995 Trust





                        PARTICIPATION AGREEMENT [N605SW]

         N605SW-I Certificate and will enter into such amendments and supplements to the Trust Indenture (or such new indenture or other security agreement) as may be necessary to effect such security;

                          (5) if such refunding or refinancing shall be consummated on or prior to the Deferred Equity Date, the Owner Trustee shall pay to the Original Loan Participant the Break Amount, if any (as indemnification for the loss resulting from such refunding or refinancing), and all accrued and unpaid interest on the Certificates, subject to Lessee's obligations under Section 3.4 of the Lease;

                          (5A) if such refunding or refinancing shall be consummated after the Deferred Equity Date, Lessee on behalf of the Owner Trustee shall pay to the Original Loan Participant as Supplemental Rent the Break Amount, if any (as indemnification for the loss resulting from such refunding or refinancing), and all accrued and unpaid interest on the Certificates (in each case, without duplication of other amounts, if any, payable pursuant to any other provision of the Operative Agreements);

                          (6) except as provided in paragraph (5) above, the Owner Trustee shall pay all of the costs of any such refunding or refinancing so consummated, such costs shall be considered as Transaction Costs and paid in accordance with and subject to the limitations of Section 16 above and such Transaction Costs shall be appropriately considered in calculating the proposed revised debt amortization and schedules of Basic Rent, Stipulated Loss Value percentages and Termination Value percentages;

                          (7) each Holder of the Series SWA 1995 Trust N605SW-I Certificates will deliver to the Owner Trustee the Series SWA 1995 Trust N605SW-I Certificate held by it immediately prior to such refunding or refinancing for cancellation (and the Owner Trustee shall cancel the same), against simultaneous receipt by such Holder of payment of the then outstanding principal amount of such Series SWA 1995 Trust N605SW-I Certificate, accrued and unpaid interest thereon plus Break Amount, if any, together with payment in full of all other amounts then payable to such Holder hereunder or under the Series SWA 1995 Trust N605SW-I Certificates or the Trust Indenture;

                          (8) the appropriate parties will amend such of the Operative Agreements in such respects as shall be necessary to reflect any amendments agreed upon by the parties thereto; provided, that (i) all agreements and instruments to be executed and delivered by the Owner Participant or the Owner Trustee under this Section 18 shall be reasonably satisfactory in form and substance to the Owner Participant, (ii) neither Owner Participant nor the Owner Trustee shall be required to execute and deliver any such agreement or instrument or to make any other arrangements which in its opinion would result in any unreimbursed increased costs or liability, including any adverse tax consequences or risk thereof (unless indemnified against to its reasonable satisfaction) or would result in any other material detriment or disadvantage to it, and (iii) the Owner Participant shall have no obligation to make any additional investment in connection with any such refinancing (other than the Deferred Equity Amount, if applicable);





                        PARTICIPATION AGREEMENT [N605SW]

                          (9) the appropriate parties will execute and deliver appropriate closing documents, execute and deliver appropriate closing certificates and deliver appropriate opinions of counsel; and

                          (10) the Owner Participant shall not be obligated to proceed with any refinancing under this Section 18 if, in its opinion, there is a risk that such refinancing would result in any unindemnified adverse consequences (including tax consequences); provided, however, that the Owner Participant will be obligated to proceed with such refinancing if Lessee agrees to indemnify the Owner Participant for such unindemnified adverse consequences (any such indemnity to be satisfactory to the Owner Participant). Notwithstanding the foregoing, the Owner Participant shall not be obligated to proceed with any refinancing under this Section 18 unless
         (i) the Lessee requires in the case of a private refinancing, each Holder to represent to the Lessee that it is not using ERISA funding sources, or that an exemption is available with respect to its purchase and holding of the debt, or (ii) in the case of a public refinancing, an exemption with respect to pass through certificates (such as Prohibited Transaction Exemption 89-89 or 90-24 or any other comparable exemption) is available.

                 (b) Only one optional refinancing or refunding pursuant to this Section 18 shall be permitted during the Term and such refinancing shall occur on or prior to the second anniversary of the Delivery Date.

                 (c) Any refinancing or refunding pursuant to this Section 18 shall be of all Series SWA 1995 Trust N605SW-I Certificates then Outstanding.

                 (d) Any public refinancing pursuant to this Section 18 shall comply with all the restrictions, limitations and conditions applicable in the case of a public refinancing pursuant to Section 17(b) hereof.

                 (e) No refunding or refinancing pursuant to this Section 18 shall be permitted during the continuance of a Lease Default (of the type described in Section 14.1 or 14.5 of the Lease) or a Lease Event of Default.

                 (f) When calculating any of the information required to be set forth in a Section 18 Refinancing Certificate, the Owner Participant shall make such calculations in a manner which (A) maintains its Net Economic Return, (B) minimizes the Net Present Value of Rents to the extent possible consistent with clause (A), (C) is consistent with Rev. Proc. 75-21 and Rev. Proc. 75-28 (or any successor thereto) and would not cause the Lease to constitute a "disqualified leaseback or long term agreement" within the meaning of Section 467 of the Code (or any successor thereto), and (D) uses the same methodology and assumptions used by the Owner Participant in determining Interim Rent, Basic Rent, Stipulated Loss Values, Termination Values and Special Purchase Price on the Delivery Date (except to the extent such assumptions have been altered since the Delivery Date in connection with an adjustment to Rent pursuant to Section 3.7 of the Lease).

                 SECTION 19. Section 1110 Compliance. The Participants and Lessee agree that the transactions contemplated by this Agreement and the other Operative Agreements are intended to be, shall be and should be construed so as to be, entitled to the full benefits of 11 U.S.C.
Section 1110.





                        PARTICIPATION AGREEMENT [N605SW]

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        SOUTHWEST AIRLINES CO.,
                                        Lessee


                                        By:   /s/ John D. Owen
                                              Treasurer


                                        BOT FINANCIAL & LEASING
                                        CORPORATION B-4,
                                        Owner Participant


                                        By:   /s/ Gary L. Christensen
                                              Senior Vice President


                                        TEXAS COMMERCE BANK
                                        NATIONAL ASSOCIATION,
                                        Original Loan Participant


                                        By:   /s/ Mark Denton
                                              Vice President


                                        SHAWMUT BANK CONNECTICUT,
                                        NATIONAL ASSOCIATION, in its individual
                                        capacity only as expressly provided
                                        herein and otherwise solely as Owner
                                        Trustee


                                        By:   /s/ Michelle K. Blezard
                                              Corporate Trust Officer


                                        WILMINGTON TRUST COMPANY, not in
                                        its individual capacity, except as
                                        otherwise expressly provided herein,
                                        but solely as Indenture Trustee


                                        By:   /s/ David A. Vanaskey, Jr.
                                              Title:  Senior Financial Services
                                                      Officer


                        PARTICIPATION AGREEMENT [N605SW]

                                   SCHEDULE I

                              Names and Addresses

Lessee:
Southwest Airlines Co.
2702 Love Field Drive
P.O. Box 36611
Dallas, Texas  75235-1611
Attn:  Treasurer
Telecopy:  (214) 904-4022


Owner Participant:
BOT Financial & Leasing Corporation B-4
c/o BOT Financial Corporation
125 Summer Street
Boston, MA 02110
Attn:  Lease Administration
Telecopy:  (617) 345-5154
Payment Instructions:
Bank of Boston
ABA No. 011000390
For the account of
BOT Financial & Leasing Corporation B-4
Account No. 541-07706
Reference:  1995 Southwest Airlines
Attn:  Jerry Chason-Sokol


Original Loan Participant:
Texas Commerce Bank
National Association
2200 Ross Avenue
Dallas, Texas  75201
Attn:  Sean Obranski
Telecopy:  (214) 922-2044
Telephone:  (214) 922-2612
Payment Instructions:
Texas Commerce Bank N.A.
ABA No. 113000609
For the account of Texas Commerce Bank
National Association
Account No. 13576
Reference:  SWA Interim Debt
Attn:  Gale Manning





                        PARTICIPATION AGREEMENT [N605SW]

                                  SCHEDULE II

                                  Commitments


         Original                               Percentage of
    Loan Participant:                           Lessor's Cost                          Dollar Amount
    ----------------                            -------------                          -------------
Texas Commerce Bank
  National Association                          74.76745197%                           $24,673,259.15


Owner Participant:
-----------------

BOT Financial & Leasing
  Corporation B-4                               25.23254803%                           $ 8,326,740.85
                                                ------------                           --------------

Total Commitments:                               100.00000%                            $33,000,000.00
=================                                ===========                           ==============





                        PARTICIPATION AGREEMENT [N605SW]

                                   EXHIBIT A

                                FORM OF GUARANTY

                                    GUARANTY


         GUARANTY AGREEMENT dated ________________ (this "Guaranty"), from ______________________________________________________ (the "Guarantor"), to
___________________________ (the "Lessee"), _____________________________, in
its individual capacity and as Owner Trustee (the "Owner Trustee"), THE ENTITIES IDENTIFIED AS LOAN PARTICIPANTS IN THE PARTICIPATION AGREEMENT (as defined below) (the "Loan Participants"), and ____________________, as Indenture Trustee (the "Indenture Trustee") (the Lessee, the Owner Trustee, the Loan Participants, and the Indenture Trustee, together with their respective permitted successors, transferees and assigns, each being herein called a "Beneficiary" and collectively, the "Beneficiaries").

                                R E C I T A L S:

         WHEREAS, BOT FINANCIAL & LEASING CORPORATION B-4 (the "Owner Participant") is a wholly-owned subsidiary of the Guarantor and has entered into (i) the Participation Agreement dated as of ___________________, among the Owner Participant, the Lessee, the Loan Participants, the Owner Trustee and the Indenture Trustee (as such agreement may be amended, modified and supplemented in accordance with the terms thereof, the "Participation Agreement"), (ii) the Trust Agreement dated ___________________, between the Owner Participant and ______________________________ (as such agreement may be amended, modified or supplemented in accordance with the terms thereof, the "Trust Agreement"), and (iii) the Tax Indemnity Agreement dated ______________________, between the Owner Participant and the Lessee (as such agreement may be amended, modified and supplemented in accordance with the terms thereof, the "Tax Indemnity Agreement") (collectively, the "Owner Participant Agreements"); and

         WHEREAS, in order to induce the Beneficiaries to enter into the Owner Participant Agreements, the Guarantor desires to enter into this Guaranty to guarantee the Owner Participant's performance and compliance with the covenants, agreements, obligations, terms and conditions of or applicable to the Owner Participant under and pursuant to the Owner Participant Agreements.

         NOW, THEREFORE, in consideration of the premises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby covenants and agrees as follows:

         SECTION 1. Definitions. Capitalized terms used in this Guaranty without other definition have the respective meanings specified in the Participation Agreement.

         SECTION 2. The Guaranty. (a) The Guarantor hereby irrevocably and unconditionally guarantees to each of the Beneficiaries (i) the due, punctual and full payment of all obligations of the Owner Participant which are payable by the Owner Participant under or pursuant to any of the Owner Participant Agreements and in accordance with the terms thereof, by acceleration or otherwise, without offset or deduction; and (ii) the due and punctual performance by the Owner Participant of, and compliance by the Owner Participant with, all of its other obligations, covenants, and undertakings contained in or arising under or pursuant to each of the Owner Participant Agreements (the obligations referred to in clauses (i) and (ii) being collectively hereinafter referred





                                   EXHIBIT A
to as the "Guaranteed Obligations"); provided, however, the Guaranteed Obligations shall not include any obligations of the Owner Participant which are non-recourse to the Owner Participant pursuant to the terms of the Owner Participant Agreements. Without limitation of the foregoing, in case the Owner Participant shall for any reason whatsoever fail to pay duly and punctually any payment required to be made by the Owner Participant under any of the Owner Participant Agreements when and as the same shall be due and payable in accordance with the terms of such Owner Participant Agreement, by acceleration or otherwise, the Guarantor will immediately pay the same to the Person entitled thereto and, in addition, such further amount, if any, as shall be sufficient to cover the costs and expenses of collection and in case the Owner Participant shall fail to perform or comply with any of its other obligations, covenants or undertakings contained in or arising under or pursuant to any of the Owner Participant Agreements for any reason whatsoever, the Guarantor will forthwith perform or comply with such obligation, covenant or undertaking or cause the same forthwith to be performed or complied with.

                 (b) Without limitation of the Guarantor's obligations hereunder, all amounts payable by the Guarantor hereunder shall in any event be paid immediately upon demand by the respective Beneficiary entitled thereto, in immediately available funds, as such party may direct and at the place specified by such Beneficiary.

         SECTION 3.          Unconditional Nature of Obligations; Waiver.

          (a) Unconditional Nature of Obligations. The obligations of the Guarantor contained in Section 2 above are direct, independent and primary obligations of the Guarantor and are absolute, present, unconditional and continuing obligations and are not conditioned in any way upon the institution of suit or the taking of any other action or any attempt to enforce performance of or compliance with the obligations, covenants or undertakings (including, without limitation, any payment obligations) of the Owner Participant and, without limitation, shall constitute a guaranty of payment and performance and not of collection, binding upon the Guarantor and its successors and assigns and irrevocable without regard to the genuineness, validity, legality or enforceability of any of the Owner Participant Agreements or the lack of power or authority of the Owner Participant to enter into any of the Owner Participant Agreements or any substitution, release or exchange of any other guaranty or any other security for any of the Guaranteed Obligations or any other circumstance whatsoever (other than payment or performance) that might otherwise constitute a legal or equitable discharge of a surety or guarantor and shall not be subject to any right of set-off, recoupment or counterclaim and are in no way conditioned or contingent upon any attempt to collect from the Owner Participant or any other entity or to perfect or enforce any security or upon any other condition or contingency or upon any other action, occurrence, or circumstance whatsoever. Without limiting the generality of the foregoing, the Guarantor shall have no right to terminate this Guaranty, or to be released, relieved or discharged from its obligations hereunder, and such obligations shall be neither affected or diminished for any reason whatsoever, including, without limitation, (i) any amendment or supplement to or modification of any Owner Participant Agreement, any extension or renewal of the Owner Participant's obligations under any Owner Participant Agreement, or any subletting, assignment or transfer of any Beneficiary's interest in the Owner Participant Agreements, (ii) any bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to the Owner Participant or any other Person, (iii) any furnishing or acceptance of additional security or any exchange, surrender, substitution or release of any security, (iv) any waiver, consent or other action or inaction or any exercise or nonexercise of any right, remedy or power with respect to the Guaranteed Obligations or any of the Owner Participant Agreements, (v) any merger or consolidation of the Owner Participant or the Guarantor into or with any other Person, or any change in the structure of the Owner Participant or in the ownership of the Owner Participant by the Guarantor, (vi) any default, misrepresentation, negligence, misconduct or other action or inaction of any kind by any





                                   EXHIBIT A

Beneficiary under or in connection with any Operative Document or any other agreement relating to this Guaranty, except to the extent that any such default, misrepresentation, negligence, misconduct or other action or inaction would limit the Guaranteed Obligations, (vii) any defect in the title, condition, design, operation or fitness of, or any interference with operation, use or possession of, the Aircraft, (viii) any failure to establish, perfect or preserve title to or any security interest in or to the Aircraft or any other collateral security for the Guaranteed Obligations, or (ix) any other circumstance whatsoever (except the complete payment and performance of the Guaranteed Obligations).

                 (b) Waiver. The Guarantor unconditionally waives, to the fullest extent permitted by law, any right it may have to (i) the notice of any waiver or extension granted to the Owner Participant, (ii) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any of the Beneficiaries against the Owner Participant, the Guarantor or any other Person, (iii) require any of the Beneficiaries to proceed against the Owner Participant or any other Person or pursue any collateral or remedy within such Beneficiary's power, (iv) require acceptance of this Guaranty, diligence, presentment, demand for payment, protest and all other notices, including notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations, (v) require any election of remedies,
(vi) require the marshalling of assets or the resort to any other security or,
(vii) except as otherwise expressly provided herein, claim any other defense, contingency, circumstance or matter which might constitute a legal or equitable discharge of a surety or guarantor.

         SECTION 4. Term of the Obligations of the Guarantor. The obligations of the Guarantor under this Guaranty shall be discharged and released upon the earlier of (a) the payment, performance and satisfaction in full of the Guaranteed Obligations after the termination of all of the Owner Participant Agreements, and (b) the transfer by the Owner Participant of its rights and obligations under the Operative Documents, or any other assignment or other transfer of the Owner Participant's rights and obligations pursuant to the Operative Agreements to any Person who is not an Affiliate of the Guarantor, in either case in accordance with, and as permitted by, the Participation Agreement; provided, however, that any such transfer shall not relieve the Guarantor of any of its obligations hereunder arising out of events occurring prior to such transfer.

         SECTION 5.          Representations, Warranties and Covenants of the
Guarantor.

                 (a) Corporate Existence and Power. The Guarantor is a corporation duly organized, validly existing and in good standing as a __________________________________ under the laws of _______________________.
The Guarantor has the corporate power and authority (i) to own or lease its properties and to carry on its present business and operations, and (ii) to enter into and perform its obligations under this Guaranty. The Owner Participant is a wholly-owned subsidiary of the Guarantor.

                 (b) Due Authorization, Etc. The execution and delivery by the Guarantor of this Guaranty and compliance by the Guarantor with all of the provisions hereof do not and will not contravene any law, governmental rule or regulation or any order, writ, injunction or decree of any court or governmental authority or agency applicable to or binding on the Guarantor or contravene the provisions of, or constitute a default under, its charter or by-laws or any indenture, mortgage, contract or any agreement or instrument to which the Guarantor is a party or by which it or any of its property may be bound or affected.

                 (c) Validity; Enforceability. This Guaranty has been duly authorized, executed and delivered by the Guarantor, constitutes a legal, valid and binding obligation of the Guarantor and is enforceable against the Guarantor in accordance with its terms.





                                   EXHIBIT A

                 (d) Governmental Consents. No authorization or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery or performance by the Guarantor of this Guaranty or in connection herewith.

                 (e) Financial Information. The Guarantor has a combined capital, surplus and undivided profits equal to at least $75,000,000. The Guarantor will promptly upon receiving a written request therefor from any of the Lessee, the Owner Trustee or the Indenture Trustee, provide copies of the originally-signed cover page and the consolidated balance sheet (Schedule
RC) of the Guarantor's most recently-filed "call report" (that is, the quarterly consolidated reports of condition and income for a bank with domestic and foreign offices -- FFIEC), or any successor or other form applicable to the Guarantor. Since the date of the consolidated balance sheet (Schedule RC) of the Guarantor dated _______________________, there has been no material adverse change in the financial condition of the Guarantor.

                 (f) Litigation. There are no pending or, to the knowledge of the Guarantor, threatened actions or proceedings before any court or administrative agency which would adversely affect the ability of the Guarantor to perform its obligations hereunder.

                 The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Guaranty, provided that each such representation and warranty is made only on and as of the date hereof.

         SECTION 6. Survival of Guaranty. Notwithstanding anything to the contrary herein, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any of the amounts paid to any of the Beneficiaries, in whole or in part, is required to be repaid upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of the Guarantor or the Owner Participant or any other Person, or as a result of the appointment of a custodian, receiver, trustee, or other officer with similar powers with respect to the Guarantor or the Owner Participant or any other Person or any substantial part of the property of the Guarantor or the Owner Participant or such other Person, all as if such payments had not been made.

         SECTION 7. Remedies; Subrogation. (a) In the event the Guarantor shall fail to pay immediately any amounts due under this Guaranty, or to comply with any other term of this Guaranty within three Business Days of the date of demand therefor, each Beneficiary shall be entitled to all rights and remedies to which it may be entitled hereunder or at law, in equity or by statute.

                 (b) Subrogation. The Guarantor will not exercise any rights that it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the Guaranteed Obligations shall have been paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Beneficiary to whom such Guaranteed Obligation is payable and shall forthwith be paid to such Beneficiary to be credited and applied to such Guaranteed Obligation, whether matured or unmatured, in accordance with the terms of the Owner Participant Agreement under which such Guaranteed Obligation arose. If (i) the Guarantor shall make payment to any Beneficiary of all or any part of the Guaranteed Obligations and (ii) all the Guaranteed Obligations shall be paid in full, such Beneficiary will at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and with representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Guarantor.





                                   EXHIBIT A

                 (c) The provisions of this paragraph shall survive the term of this Guaranty and the payment in full of the Guaranteed Obligations and the termination of the Operative Documents.

         SECTION 8. Limitation. Nothing in this Guaranty shall expressly or by implication increase or expand the rights or obligations of any Beneficiary or the Owner Participant under the Operative Documents.

         SECTION 9. No Waiver; Amendments. No failure on the part of any party hereto to exercise, no delay in exercising and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right or remedy hereunder preclude any other further exercise of any other right or remedy.
All remedies of the Beneficiaries against the Owner Participant are cumulative without duplication. This Guaranty may not be waived, amended, supplemented or modified except by an instrument in writing executed by the Beneficiaries.

         SECTION 10. Assignment and Assumption. This Guaranty may not be assigned by the Guarantor to, or assumed by, any successor to or assign of the Guarantor without the prior written consent of the Beneficiaries except in connection with a sale of all or substantially all of the Guarantor's assets and pursuant to an assignment and assumption agreement, in form and substance satisfactory to the Beneficiaries, of the Guarantor's obligations hereunder, or as otherwise provided in Section 4 hereof, by a Person complying with the requirements of the Operative Agreements for a transferee of the Owner Participant.

         SECTION 11. Notices. All notices, demands or other communications required or otherwise provided under this Agreement shall be in writing and shall be delivered to the Beneficiaries at the address set forth in
Section 14.01 of the Participation Agreement and, if to the Guarantor:

                 at:                   _____________________________
                                       _____________________________
                                       _____________________________
                                       _____________________________

                 with a copy to:       _____________________________
                                       _____________________________
                                       _____________________________
                                       _____________________________

or to such other address as the Guarantor or any Beneficiary may specify by written notice. All notices shall be deemed duly given if given in any manner provided for in Section 14.01 of the Participation Agreement.

         SECTION 12. Successors and Assigns. This Agreement shall bind the Guarantor and its successors and permitted assigns and inure to the benefit of the Beneficiaries and their successors and permitted assigns.

         SECTION 13. Severability. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement.





                                   EXHIBIT A

         SECTION 14. Governing Law. THIS GUARANTY SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF _____________________.

         IN WITNESS WHEREOF, the party hereto has caused this Guaranty Agreement to be duly executed on the day and year first above written.

                                        ________________________________


                                        By:_____________________________

                                        Title:__________________________





                                   EXHIBIT A
                                      E-6